UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

IDT Corporation

(Name of Registrant as Specified In Its Charter)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Howard S. Jonas

Chairman of the Board of Directors

IDT Corporation
520 Broad Street
Newark, NJ 07102

November 15, 2007

To Our Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of IDT Corporation. The Annual Meeting will be held at 10:30 a.m. on Tuesday, December 18, 2007, at the Company’s headquarters located at 520 Broad Street, Newark, New Jersey.

All stockholders are invited to attend the Annual Meeting in person. Whether or not you plan on attending the Annual Meeting in person, you should complete, sign and date the enclosed form of proxy and return it by mail in the enclosed envelope or vote by telephone or on the Internet, in accordance with the instructions on the proxy card or other voting instructions included with the proxy materials. It is important that your shares be represented and voted at the annual meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised in accordance with the instructions on the proxy card or other voting instructions included with the proxy materials, including by attending the Annual Meeting and voting in person.

I appreciate your interest and support of IDT and urge you to vote your shares either in person or by granting your proxy (by telephone, Internet or mail) as promptly as possible.

Sincerely,

Howard S. Jonas Chairman of the Board of Directors

IDT CORPORATION

520 Broad Street

Newark, New Jersey 07102

(973) 438-1000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	10:30a.m., local time, on Tuesday, December 18, 2007

PLACE:	IDT Corporation, 520 Broad Street, Newark, New Jersey 07102

ITEMS OF BUSINESS:	1. To elect five directors, each for a term of one year.

2.      To approve an amendment to the IDT Corporation 2005 Stock Option and Incentive Plan that will increase the number of shares of the Company’s Class B Common Stock available for the grant of awards thereunder by an additional 1,500,000 shares.

3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Fiscal Year ending July 31, 2008.

4. To transact other business as may properly come before the annual meeting and any adjournment or postponement thereof.

RECORD DATE:	You can vote if you were a stockholder of record on October 23, 2007.

PROXY VOTING:	It is important that your shares be represented and voted at the annual meeting. You can vote your shares by completing and returning your proxy card. Most stockholders also have the option of voting their shares on the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on your proxy card or included with your proxy materials. You can revoke a proxy at any time prior to its exercise at the Annual Meeting of Stockholders by following the instructions in the accompanying Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

Joyce Mason
Executive Vice President, General Counsel and Corporate Secretary

Newark, New Jersey

November 15, 2007

PROXY STATEMENT

i

TABLE OF CONTENTS—(Continued)

ii

IDT CORPORATION

520 Broad Street

Newark, New Jersey 07102

(973) 438-1000

PROXY STATEMENT

GENERAL INFORMATION

Introduction

This Proxy Statement is furnished to the stockholders of record of IDT Corporation, a Delaware corporation (the “Company” or “IDT”) as of the close of business on October 23, 2007, in connection with the solicitation by the Company’s Board of Directors (the “Board of Directors”) of proxies for use in voting at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, December 18, 2007 at 10:30 a.m., local time, at the Company’s headquarters located at 520 Broad Street, Newark, New Jersey 07102. The shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), Class A common stock, par value $0.01 per share (“Class A Common Stock”), and Class B common stock, par value $0.01 per share (“Class B Common Stock”), present at the Annual Meeting or represented by the proxies received by telephone, Internet or mail (properly marked, dated and executed) and not revoked will be voted at the Annual Meeting. This Proxy Statement is being mailed to the Company’s stockholders starting on November 16, 2007.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Joyce J. Mason, Esq., Executive Vice President, General Counsel and Corporate Secretary) a written notice of revocation or by executing a later-dated proxy by telephone, Internet or mail, or by attending the Annual Meeting and voting in person.

Solicitation and Voting Procedures

This solicitation of proxies is being made by the Company. The solicitation is being conducted by mail and by e-mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and any reimbursements paid to brokerage firms and others for their expenses incurred in forwarding the solicitation materials regarding the Annual Meeting to the beneficial owners of the Company’s Common Stock, Class A Common Stock and Class B Common Stock. The Company may conduct further solicitations personally, by telephone or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

The close of business on Tuesday, October 23, 2007 has been fixed as the record date (the “Record Date”) for determining the holders of shares of Common Stock, Class A Common Stock and Class B Common Stock entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, the Company had 98,148,182 shares issued, of which 75,956,609, the outstanding shares, are entitled to vote at the Annual Meeting, consisting of 14,996,273 shares of Common Stock, 9,816,988 shares of Class A Common Stock and 51,143,348 shares of Class B Common Stock. The remaining 22,191,573 shares issued, consisting of 10,078,587 shares of Common Stock and 12,112,986 shares of Class B Common Stock, are beneficially owned by the Company, and are not entitled to vote or to be counted as present at the Annual Meeting for purposes of determining whether a quorum is present. The shares of stock owned by the Company will not be deemed to be outstanding for determining whether a majority of the votes cast, or the majority of the outstanding shares of a class, if required, have voted in favor of any proposal.

Stockholders are entitled to one vote for each share of Common Stock held by them, three votes for each share of Class A Common Stock held by them and one-tenth of one vote for each share of Class B Common Stock held by them. The holders of Common Stock, Class A Common Stock and Class B Common Stock will vote as a single body on all matters presented to the stockholders.

Holders of record of the Company’s Common Stock, Class A Common Stock and Class B Common Stock as of the Record Date can vote by telephone, on the Internet, by mail or by attending the Annual Meeting and voting by ballot. To vote by phone, call the toll-free telephone number on the proxy card (1-800-PROXIES), and to vote by Internet, visit www.voteproxy.com. To vote by mail, mark, date and sign the enclosed proxy card and return it in the postage-paid envelope provided.

Beneficial holders of the Company’s Common Stock, Class A Common Stock and Class B Common Stock as of the Record Date whose stock is held of record by another party will receive voting instructions from their bank, broker or other holder of record.

Voting by telephone, Internet or mail will not limit the right of a stockholder of record as of the Record Date to vote in person at the Annual Meeting. If a stockholder’s shares are held in the name of a bank, broker or other holder of record, such stockholder must obtain a proxy, executed in his, her or its favor, from the holder of record to be able to vote at the Annual Meeting. All shares for which a proxy has been duly executed and delivered (by telephone, Internet or mail) and not revoked will be voted at the Annual Meeting. If a stockholder of record signs and returns a proxy card but does not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

The presence at the Annual Meeting of a majority of the voting power of the Company’s outstanding Common Stock, Class A Common Stock and Class B Common Stock (voting together), either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

If a bank, broker, or other holder of record holds shares of the Company’s Common Stock, Class A Common Stock or Class B Common Stock on behalf of a beneficial owner, the record holder is permitted to vote such shares on the election of directors (Proposal No. 1) and the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal No. 3), even if the record holder does not receive voting instructions from the beneficial holder after sending this Proxy to the beneficial holder. Under the New York Stock Exchange rules, brokers may not vote shares on the approval of the amendment to the 2005 Stock Option and Incentive Plan (Proposal No. 2). Without voting instructions from the beneficial owner, a broker non-vote will occur.

A plurality of the votes cast at the Annual Meeting will be required for the election of each candidate to the Board of Directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. Only votes voted “for” or “withheld” affect the outcome. Abstentions are not counted for the purposes of the election of directors. The affirmative vote of a majority of the voting power present at the Annual Meeting will be required for the approval of the amendment to the 2005 Stock Option and Incentive Plan (Proposal No. 2) and for the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal No. 3). Abstentions are counted as present at the Annual Meeting for purposes of determining a quorum and have the effect of a vote “against” any matter as to which they are specified, other than the election of directors. Broker non-votes are not considered shares present and will not affect the outcome of the vote.

Electronic Delivery

This Notice of Annual Meeting and Proxy Statement and the Company’s Annual Report (the proxy materials) are available on the Company’s web site, www.idt.net/ir. Instead of receiving future copies by mail, stockholders can elect to receive an e-mail that will provide electronic links to the proxy materials and instructions on how to vote. Opting to receive proxy materials online will save the Company the cost of producing and mailing documents.

Stockholders of record can enroll for electronic delivery by visiting www.amstock.com and clicking on Shareholder Account Access. Complete instructions are set forth on the proxy card.

Beneficial stockholders may also have the opportunity to receive copies of the proxy materials electronically. Beneficial stockholders should consult the information provided in the proxy materials mailed to them by their brokers and banks.

Stockholders Sharing the Same Address

We are sending only one copy of the Annual Report and Proxy Statement to stockholders who share the same last name and address, unless they have notified the Company that they want to continue to receive multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and printings and postage costs. However, if any stockholder residing at such address wishes to receive a separate Annual Report or Proxy Statement in the future, he or she may contact Joyce J. Mason, Corporate Secretary, IDT Corporation, 520 Broad Street, Newark, New Jersey 07102, or by phone at (973) 438-1000, and we will promptly forward to such stockholder a separate Annual Report or Proxy Statement. The above contact information may also be used by members of the same household currently receiving multiple copies of the Annual Report and Proxy Statement in order to request that only one set of materials be sent in the future.

References to Fiscal Years

The Company’s fiscal year ends on July 31 of each calendar year. Each reference to a Fiscal Year refers to the Fiscal Year ending in the calendar year indicated (e.g., Fiscal 2007 refers to the Fiscal Year ended July 31, 2007).

CORPORATE GOVERNANCE

Introduction

The Company has in place a comprehensive corporate governance framework that reflects the corporate governance requirements of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and the corporate governance listing requirements of the New York Stock Exchange. Consistent with the Company’s commitment to strong corporate governance, the Company does not rely on the exceptions from the New York Stock Exchange’s corporate governance listing requirements available to it because it is a “controlled company,” except as described below with regard to (i) the composition of the Nominating Committee and (ii) the Company not having a single Nominating/Corporate Governance Committee.

In accordance with Sections 303A.09 and 303A.10 of the New York Stock Exchange Listed Company Manual, the Company has adopted a set of Corporate Governance Guidelines and a Code of Business Conduct and Ethics, the full texts of which are available for your review in the Governance section of our website at www.idt.net/ir and which also are available in print to any stockholder upon request to the Corporate Secretary.

The Company qualifies as a “controlled company” as defined in Section 303A of the New York Stock Exchange Listed Company Manual, because more than 50% of the voting power of the Company is controlled by one individual, Howard S. Jonas, who serves as Chairman of the Board of Directors. Notwithstanding that being a “controlled company” entitles the Company to exempt itself from the requirement that a majority of its directors be “independent” directors and that the Compensation Committee and Corporate Governance Committee be comprised entirely of “independent” directors, the Board of Directors has affirmatively determined that a majority of the members of the Board of Directors are “independent” in accordance with Section 303A.02 of the New York Stock Exchange Listed Company Manual and that the Compensation Committee and the

Corporate Governance Committee are in fact comprised entirely of “independent” directors. As a “controlled company,” the Company may, and has chosen to, exempt itself from the New York Stock Exchange requirement that it have a single Nominating/Corporate Governance Committee composed entirely of “independent” directors. As noted above, and discussed in greater detail below, the Board of Directors maintains a separate Corporate Governance Committee comprised entirely of “independent” directors, and a Nominating Committee comprised of two management directors.

Director Independence

The Corporate Governance Guidelines adopted by the Board of Directors provide that a majority of the members of the Board of Directors, and each member of the Audit, Compensation and Corporate Governance Committees, must meet the independence requirements set forth therein. For a director to be considered independent, the Board must determine that a director meets the Independent Director Qualification Standards set forth in the Corporate Governance Guidelines, which conform to the New York Stock Exchange independence definitions, and is free from any material relationship with the Company and its executive officers. The Board of Directors considers all relevant facts and circumstances in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation or significant financial interest. The Board of Directors uses the following Independent Director Qualification Standards in determining the “independence” of its directors:

1. During the past three years, the Company shall not have employed the director, or, except in a non-officer capacity, any of the director’s immediate family members;

2. During the past three years, the director shall not have received, and shall not have an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

3. (a) Neither the director nor any of his or her immediate family members shall be a current partner of a firm that is the Company’s internal or external auditor, (b) the director shall not be a current employee of such firm, (c) the director shall not have an immediate family member who is a current employee of such firm who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, and (d) neither the director nor any of his or her immediate family members shall have been, within the last three years, a partner or employee of such firm and personally worked on the Company’s audit within that time;

4. Neither the director, nor any of his or her immediate family members, shall be, or shall have been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation (or equivalent) committee; and

5. The director shall not be a current employee and shall not have an immediate family member who is a current executive officer of a company (excluding tax exempt organizations) that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of (a) $1 million or (b) two percent of the consolidated gross revenues of such other company. The Corporate Governance Committee will review the materiality of such relationship to tax exempt organizations to determine if such director qualifies as independent.

The Corporate Governance Committee undertook a review of director independence in September 2007 and, based on the review and recommendation of the Corporate Governance Committee, the Board of Directors has determined that each of Eric Cosentino, James R. Mellor and Judah Schorr is “independent” in accordance with the Corporate Governance Guidelines and, thus, that a majority of the current Board of Directors, a majority of the director nominees, and each member of the Audit, Compensation and Corporate Governance Committees is independent. None of these non-employee directors had any relationships with the Company that the Corporate Governance Committee was required to consider when reviewing independence. The Board of Directors had previously determined that all non-employee directors who served on the Board of Directors during Fiscal 2007 were “independent” in accordance with the Corporate Governance Guidelines.

Director Selection Process

The Nominating Committee will consider director candidates recommended by the Company’s stockholders. Stockholders may recommend director candidates by contacting the Chairman of the Board as provided under the heading “Director Communications.” The Nominating Committee considers candidates suggested by its members, other directors, senior management and stockholders in anticipation of upcoming elections and actual or expected board vacancies. All candidates, including those recommended by stockholders, are evaluated on the same basis in light of the entirety of their credentials and the needs of the Board of Directors and the Company. Of particular importance is the candidate’s wisdom, integrity, ability to make independent analytical inquiries, understanding of the business environment in which the Company operates, as well as his or her potential contribution to the diversity of the Board of Directors and his or her willingness to devote adequate time to fulfill duties as a director.

Director Communications

Stockholders and other interested parties may communicate with: (i) the Board of Directors, by contacting the Chairman of the Board; (ii) the non-management directors, by contacting the Lead Independent Director; and (iii) the Audit, Compensation or Corporate Governance Committees of the Board of Directors, by contacting the Chairs of such committees. All communications should be in writing, should indicate in the address whether the communication is intended for the Lead Independent Director, the Chairman of the Board, or a Committee Chair, and should be directed care of IDT Corporation’s Corporate Secretary, Joyce J. Mason, Esq., Stockholder Communications, IDT Corporation, 520 Broad Street, Newark, New Jersey 07102.

The Corporate Secretary will relay correspondence (i) intended for the Board of Directors, to the Chairman of the Board, who will, in turn, relay such correspondence to the entire Board of Directors, (ii) intended for the non-management directors, to the Lead Independent Director, and (iii) intended for the Audit, Compensation, and Corporate Governance Committees, to the Chairs of such committees.

The Corporate Secretary may filter out and disregard or re-direct (without providing a copy to the directors or advising them of the communication), or may otherwise handle at his or her discretion, any director communication that falls into any of the following categories:

•	Obscene materials

•	Unsolicited marketing or advertising material or mass mailings

•	Unsolicited newsletters, newspapers, magazines, books and publications

•	Surveys and questionnaires

•	Resumes and other forms of job inquiries

•	Requests for business contacts or referrals

•	Material that is threatening or illegal

•	Any communications or materials that are not in writing

In addition, the Corporate Secretary may handle in his or her discretion any director communication that can be described as an “ordinary business matter.” Such matters include the following:

•	Routine questions, service and product complaints and comments that can be appropriately addressed by management

•	Routine invoices, bills, account statements and related communications that can be appropriately addressed by management

BOARD OF DIRECTORS AND COMMITTEES

Board of Directors

The Board of Directors held nine meetings in Fiscal 2007. In Fiscal 2007, each of the Company’s directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the period in which each such director served as a director and (ii) the total number of meetings held by all committees of the Board of Directors during the period in which each such director served on such committees.

Directors are encouraged to attend the Company’s annual meetings of stockholders, and the Company generally schedules a meeting of the Board of Directors on the same date and at the same place as the annual meeting of stockholders to encourage director attendance. Nine of the thirteen members constituting the Board of Directors at the time of the annual meeting of stockholders for Fiscal 2006 attended the 2006 annual meeting of stockholders. Four of the then-outgoing members of the Board of Directors members did not attend the 2006 annual meeting of stockholders. All of the individuals nominated to serve as directors attended the 2006 annual meeting of stockholders.

Section 303A.03 of the New York Stock Exchange Listed Company Manual requires that the non-management directors of the Company meet at regularly scheduled executive sessions without management. These executive sessions are held at every regularly scheduled meeting of the Board of Directors. James R. Mellor, a non-management director and the “Lead Independent Director,” has been appointed the Presiding Director of these executive sessions and has served in that capacity since August 23, 2007. During Fiscal 2007, Marc J. Oppenheimer, formerly a non-management director and the “Lead Independent Director,” served as the Presiding Director of these executive sessions.

The Board of Directors has established an Audit Committee, a Nominating Committee, a Compensation Committee, and a Corporate Governance Committee. The Board has also authorized an Investment Committee, consisting of directors and other individuals to advise and act on matters related to the investment of certain of the Company’s assets. The membership, duties and obligations of each of these committees are as follows:

The Audit Committee

The Audit Committee consists of James Mellor (Chairman), Eric Cosentino and Judah Schorr, and is responsible for, among other things, the appointment, compensation, removal and oversight of the work of the Company’s independent registered public accounting firm. The Audit Committee also oversees management’s performance of its responsibility for the integrity of the Company’s accounting and financial reporting and its systems of internal controls, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. The Audit Committee operates under a written Audit Committee charter adopted by the Board of Directors, which can be found in the Governance section of our web site, www.idt.net/ir, and is also available in print to any stockholder upon request to the Corporate Secretary. The Audit Committee held 23 meetings during Fiscal 2007. The Board of Directors has determined that (i) all of the members of the Audit Committee are “independent” within the meaning of the Section 303A.07 (b) and Section 303A.02 of the New York Stock Exchange Listed Company Manual and Rule 10A-3(b) under the Securities Exchange Act of 1934, and (ii) that Mr. Mellor qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

The Nominating Committee

The Nominating Committee is responsible for overseeing nominations to the Board of Directors, including: (i) developing the criteria and qualifications for membership on the Board of Directors, (ii) recommending candidates to fill new or vacant positions on the Board of Directors, and (iii) conducting appropriate inquiries into the backgrounds of potential candidates. A summary of new director qualifications can be found under the heading “Director Selection Process.” The Nominating Committee currently consists of Howard S. Jonas and James A. Courter, neither of whom is “independent” in accordance with Section 303A.04 of the New York Stock Exchange Listed Company Manual. The Company, as a “controlled company,” is exempt from such requirement pursuant to Section 303A.00 of the New York Stock Exchange Listed Company Manual. The Nominating Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site, www.idt.net/ir, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Nominating Committee held two meetings in Fiscal 2007.

The Compensation Committee

The Compensation Committee is responsible for, among other things, reviewing and evaluating all compensation arrangements for the executive officers of the Company and administrating the Company’s 2005 Stock Option and Incentive Plan, as amended, and, its predecessor, the 1996 Stock Option and Incentive Plan, as amended. The Compensation Committee currently consists of Messrs. Mellor (Chairman), Cosentino and Schorr. The Compensation Committee held 12 meetings during Fiscal 2007. The Compensation Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site, www.idt.net/ir, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Board of Directors has determined that all of the members of the Compensation Committee are “independent” within the meaning of Section 303A.02 of the New York Stock Exchange Listed Company Manual and the categorical standards set forth above.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee have served as an officer or employee of the Company or have any relationship with the Company that is required to be disclosed under the heading “Related Person Transactions.”

The Corporate Governance Committee

The Corporate Governance Committee is responsible for, among other things, reviewing and reporting to the Board of Directors on matters involving relationships among the Board of Directors, the stockholders and senior management. The Corporate Governance Committee (i) reviews the Corporate Governance Guidelines and other policies and governing documents of the Company and recommends revisions as appropriate, (ii) reviews any potential conflicts of independent directors and (iii) oversees the self-evaluations of the Board of Directors, the Audit Committee and the Compensation Committee. The Corporate Governance Committee currently consists of Messrs. Cosentino (Chairman), Mellor and Schorr. The Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site, www.idt.net/ir, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Board of Directors has determined that all of the members of the Corporate Governance Committee are “independent” within the meaning of Section 303A.02 of the New York Stock Exchange Listed Company Manual and the categorical standards set forth above. The Corporate Governance Committee held five meetings in Fiscal 2007.

The Investment Committee

The Investment Committee is responsible for oversight of the Company’s investments. The Investment Committee was established by the Board on December 14, 2006. On September 18, 2007, the Board expanded the membership of the Investment Committee beyond directors; therefore, the Investment Committee is no longer a committee of the Board. The Investment Committee reports to the Audit Committee. The Investment Committee currently consists of Messrs. Mellor (Chairman) and Schorr, as well as Marc J. Oppenheimer, the Company’s Executive Vice President, Chief Financial Officer and Treasurer. The Investment Committee operates under a written charter adopted by the Board of Directors. The Investment Committee held 12 meetings in Fiscal 2007.

2007 COMPENSATION FOR NON-EMPLOYEE DIRECTORS

Annual compensation for non-employee directors for Fiscal 2007 was comprised of equity compensation, consisting of awards of restricted Class B Common Stock, and cash compensation. Each of these components is described in more detail below.

Director Equity Grants

Pursuant to the Company’s 2005 Stock Option and Incentive Plan that was approved at the 2005 annual meeting of stockholders held on December 15, 2005, each person who is a non-employee director of the Company will receive, on each January 5th (or the next business day thereafter), an automatic grant of 3,750 fully vested restricted shares of Class B Common Stock. In addition, each non-employee director who serves as a member of one or more committees of the Board of Directors of the Company as of January 5th (or the next business day thereafter) will receive an additional annual automatic grant of 3,750 fully vested restricted shares of Class B Common Stock (without duplicate grants for serving on multiple committees). A new director who becomes a member of the Board of Directors during the course of the calendar year receives an automatic grant on the date that he or she becomes a director in the amount specified above, pro rated based on the calendar quarter of the year in which such person became a director. The restricted stock is granted on a going forward basis, before the director completes his or her service for the year. All such grants of restricted stock to non-employee directors are subject to certain terms and conditions described in the Company’s 2005 Stock Option and Incentive Plan.

Director Board Retainers

Each non-employee director of the Company who attended at least 75% of the meetings of the Board of Directors during calendar year 2006 received an annual retainer of $25,000. Each non-employee director of the Company who attends at least 75% of the meetings of the Board of Directors during calendar year 2007 will receive an annual retainer of $50,000. Such payment is made in January of the calendar year following attendance of at least 75% of the Board meetings during the preceding year, and is pro-rated for non-employee directors who joined the Board of Directors or departed from the Board of Directors during the prior year, if such director attended 75% of the applicable board meetings for such partial year. The Company’s Chief Executive Officer may, in his discretion, waive the requirement of 75% attendance by a director to receive the annual retainer in the case of mitigating circumstances.

Committee Fees

During calendar 2006, non-employee directors who served on committees of the Board of Directors received $1,000 for each committee meeting they attended in person ($2,000 in the case of the Audit Committee) and $500 ($1,000 in the case of the Audit Committee) for each committee meeting in which they participated by telephone. Committee meeting fees were paid each calendar quarter during calendar 2006.

During calendar 2007, non-employee directors who serve on committees of the Board of Directors receive the following annual fees in lieu of per-meeting fees: $20,000 for Audit Committee, $10,000 for Compensation Committee and $5,000 for Corporate Governance Committee. In addition, non-employee directors who serve on the Investment Committee receive $2,000 for each Investment Committee meeting they attend in person and $1,000 for each Investment Committee meeting in which they participate by telephone. Committee fees are paid quarterly to committee members who attend at least 75% of the meetings of each committee’s meetings during a calendar quarter.

Lead Independent Director and Audit Committee Financial Expert

In recognition of their additional responsibilities, the Lead Independent Director of the Board of Directors and the Audit Committee’s financial expert receive additional compensation for performing such services. From April 2006 through December 2006, the Lead Independent Director of the Board of Directors received an additional retainer of $37,500 per year and the Audit Committee’s financial expert received an additional retainer of $37,500 per year. From April 2006 through December 14, 2006, Saul Fenster served as the Lead Independent Director and Marc J. Oppenheimer served as the Audit Committee’s financial expert. From December 14, 2006 to August 23, 2007, Marc J. Oppenheimer served as both the Lead Independent Director and the Audit Committee’s financial expert. In recognition of the significant workload in connection with these positions and the significant increase in such workload in light of the reduction in the size of the Board of Directors during the current year, each of the Lead Independent Director annual retainer and the Audit Committee’s financial expert annual retainer was increased to $100,000 per year for the calendar quarter commencing April 1, 2007. Upon changes in management that resulted in, among other things, reducing the time commitment required to serve as the Lead Independent Director and the Audit Committee’s financial expert, in August 2007, each of the Lead Independent Director annual retainer and the Audit Committee’s financial expert annual retainer was decreased to $62,500 per year, effective for the calendar quarter commencing July 1, 2007. James Mellor has served as the Lead Independent Director and the Audit Committee’s financial expert since August 23, 2007. All such annual retainers payable to the Lead Independent Director and the Audit Committee’s financial expert are pro rated for any partial years served in such positions.

Stock Ownership Guidelines for Directors

On March 16, 2006, the Board of Directors adopted stock ownership guidelines to further align the interests of its directors and executive officers with the interests of stockholders and to further promote IDT’s commitment to sound corporate governance. Directors are required to hold shares of IDT stock with a value equal to three times the amount of the annual cash retainer paid to directors within five years of joining the Board of Directors.

Shares of IDT stock that count towards satisfaction of the stock ownership guidelines include:

•	Shares owned by the director or his or her immediate family members residing in the same household;

•	Shares held in trust for the benefit of the director or his or her family;

•	Restricted shares (whether or not vested) owned by the director or his or her immediate family members residing in the same household; and

•	In-the-money value of vested stock options owned by the director or his or her immediate family members residing in the same household.

The guidelines may be waived, at the discretion of the Corporate Governance Committee of the Board of Directors, if compliance would create severe hardship or prevent a director from complying with a court order, as in the case of a divorce settlement. It is expected that these instances will be rare.

2007 Director Compensation Table

The following table lists Fiscal 2007 compensation for any person who served as a non-employee director during Fiscal 2007. This table does not include compensation to management directors, as they do not receive additional compensation for their service as directors.

Name	Dates of Board Service During Fiscal 2007	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		All Other Compensation ($)(2)		Total ($)
J. Warren Blaker	08/01/06 – 12/14/06	$40,417	(3)	$87,075	(4)	$1,875		$129,367
Rudy Boschwitz	08/01/06 – 12/14/06	$11,417	(5)	$97,500	(6)	$0		$108,917
Alan Claman	12/14/06 – 02/14/07	$34,250	(7)	$0		$50,000	(8)	$84,250
Eric F. Cosentino	02/14/07 – 07/31/07	$39,584	(9)	$101,025	(10)	$2,313		$141,255
Saul K. Fenster	08/01/06 – 12/14/06	$56,042	(11)	$86,700	(12)	$1,875		$144,617
James S. Gilmore, III	08/01/06 – 12/14/06	$11,917	(13)	$97,500	(14)	$0		$109,417
Thomas Slade Gorton, III	08/01/06 – 12/14/06	$11,417	(15)	$97,500	(16)	$1,875		$110,792
Jack F. Kemp	08/01/06 – 12/14/06	$10,917	(17)	$0		$2,813		$13,730
Jeane J. Kirkpatrick	08/01/06 – 12/07/06	$10,417	(18)	$0		$2,813		$13,230
James R. Mellor	12/14/06 – 07/31/07	$71,334	(19)	$121,838	(20)	$3,516		$196,271
Marc J. Oppenheimer	08/01/06 – 07/31/07	$200,375	(21)	$97,500	(22)	$2,813		$309,022
Judah Schorr	12/14/06 – 07/31/07	$77,834	(23)	$121,838	(24)	$3,516		$203,188

(1)	Represents the dollar amount recognized by the Company for financial statement reporting purposes in accordance with FAS 123R.
(2)	Unless otherwise noted, consists of (a) the payment of a $0.25 per share dividend paid on April 24, 2007 and (b) the payment of a $0.125 per share dividend paid on July 31, 2007 (paid to all holders of Common Stock, Class A Common Stock and Class B Common Stock of the Company) for Fiscal 2007 stock awards held by directors on the dividend record dates (March 27, 2007 and July 23, 2007, respectively).
(3)	Consists of (a) $10,417, which represents the annual Board retainer earned in Fiscal 2007 and (b) $30,000, which represents committee fees earned for committee meetings and committee retainers during Fiscal 2007.
(4)	Represents 7,500 shares of Restricted Class B Common Stock granted on March 20, 2007 (after Mr. Blaker left the Board), in connection with consulting services.
(5)	Consists of (a) $10,417, which represents the annual Board retainer earned in Fiscal 2007 and (b) $1,000, which represents committee fees earned for committee meetings and committee retainers during Fiscal 2007.
(6)	Represents 7,500 shares of Restricted Class B Common Stock granted on January 5, 2007 (after Mr. Boschwitz left the Board), in connection with consulting services.
(7)	Consists of (a) $12,500, which represents the annual Board retainer earned in Fiscal 2007 and (b) $21,750, which represents committee fees earned for committee meetings and committee retainers during Fiscal 2007.
(8)	Consists of a cash payment in lieu of the January 5, 2007 grant of 7,500 fully vested restricted shares of Class B Common Stock to non-employee directors.
(9)	Consists of (a) $29,167, which represents the annual Board retainer earned in Fiscal 2007 and (b) $10,417, which represents committee fees earned for committee meetings and committee retainers during Fiscal 2007.
(10)	Represents 7,500 shares of Restricted Class B Common Stock granted on February 14, 2007.
(11)	Consists of (a) $10,417, which represents the annual Board retainer earned in Fiscal 2007, (b) $15,625, which represents fees earned as Lead Independent Director during Fiscal 2007 and (b) $30,000, which represents committee fees earned for committee meetings and committee retainers during Fiscal 2007.
(12)	Represents 7,500 shares of Restricted Class B Common Stock granted on March 19, 2007 (after Mr. Fenster left the Board), in connection with consulting services.

(13)	Consists of (a) $10,417, which represents the annual Board retainer earned in Fiscal 2007 and (b) $1,500, which represents committee fees earned for committee meetings and committee retainers during Fiscal 2007.
(14)	Represents 7,500 shares of Restricted Class B Common Stock granted on January 5, 2007 (after Mr. Gilmore left the Board), in connection with consulting services.
(15)	Consists of (a) $10,417, which represents the annual Board retainer earned in Fiscal 2007 and (b) $1,000, which represents committee fees earned for committee meetings and committee retainers during Fiscal 2007.
(16)	Represents 7,500 shares of Restricted Class B Common Stock granted on January 5, 2007 (after Mr. Gorton left the Board), in connection with consulting services.
(17)	Consists of (a) $10,417, which represents the annual Board retainer earned in Fiscal 2007 and (b) $500, which represents committee fees earned for committee meetings and committee retainers during Fiscal 2007.
(18)	Represents the annual Board retainer earned in Fiscal 2007.
(19)	Consists of (a) $35,417, which represents the annual Board retainer earned in Fiscal 2007 and (b) $35,917, which represents committee fees earned for committee meetings and committee retainers during Fiscal 2007.
(20)	Represents (a) 1,875 shares of Restricted Class B Common Stock granted on December 14, 2006 and (b) 7,500 shares of Restricted Class B Common Stock granted on January 5, 2007.
(21)	Consists of (a) $39,583, which represents the annual Board retainer earned in Fiscal 2007, (b) $34,375, which represents fees earned as Lead Independent Director during Fiscal 2007, (c) $50,000, which represents fees earned as Audit Committee Financial Expert during Fiscal 2007 and (d) $76,417, which represents committee fees earned for committee meetings and committee retainers during Fiscal 2007.
(22)	Represents 7,500 shares of Restricted Class B Common Stock granted on January 5, 2007.
(23)	Consists of (a) $35,417, which represents the annual Board retainer earned in Fiscal 2007 and (b) $42,417, which represents committee fees earned for committee meetings and committee retainers during Fiscal 2007.
(24)	Represents (a) 1,875 shares of Restricted Class B Common Stock granted on December 14, 2006 and (b) 7,500 shares of Restricted Class B Common Stock granted on January 5, 2007.

RELATED PERSON TRANSACTIONS

Review of Related Person Transactions

On December 14, 2006, the Board of Directors adopted a Statement of Policy with respect to Related Person Transactions, which is administered by the Audit Committee. This policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a Related Person has a direct or indirect material interest. Related Persons include directors, director nominees, executive officers, any beneficial holder of more than 5% of any class of the Company’s voting securities, and any immediate family member of any of the foregoing persons. Under the Policy, the Company’s legal department will determine whether a transaction meets the requirements of a Related Person Transaction requiring review by the Audit Committee. Transactions that fall within this definition will be referred to the Audit Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will decide whether or not to approve such transaction and will approve only those transactions that are in the best interests of the Company and its stockholders. If the Company becomes aware of an existing Related Person Transaction that has not been approved under this Policy, the matter will be referred to the Audit Committee. The Audit Committee will evaluate all options available, including ratification, revision or termination of such transaction.

Transactions with Related Persons, Promoters and Certain Control Persons

All of the following Related Person Transactions that occurred after, or were ongoing upon, the adoption of the Statement of Policy with respect to Related Person Transactions on December 14, 2006 were approved in accordance with the policy described above.

In the first quarter of Fiscal 2007, the Company completed the sale of IDT Entertainment to Liberty Media Corporation for (i) 14.9 million shares of the Company’s Class B Common Stock and Liberty Media’s approximate 4.8% interest in IDT Telecom, Inc., (ii) $221 million in cash, (iii) the repayment of $58.7 million of IDT Entertainment’s intercompany indebtedness payable to IDT and (iv) the assumption of all of IDT Entertainment’s existing indebtedness. We agreed to repay Liberty Media $9.5 million for working capital adjustments, of which $1.0 million was paid in Fiscal 2007 and the remaining $8.5 million was paid in the first quarter of Fiscal 2008. The Company is also eligible to receive additional consideration from Liberty Media based upon any appreciation in the value of IDT Entertainment over the five-year period following the closing of the transaction or a shorter period under specified circumstances (“Contingent Value”), equal to 25% of the excess, if any, of the net equity value of IDT Entertainment over $453 million. However, the Company would have to pay Liberty Media up to $3.5 million if the Contingent Value does not exceed $439 million. Prior to the consummation of this transaction, Liberty Media owned: (i) 17.2 million shares of the Company’s Class B Common Stock, which equaled approximately 24.3% of the outstanding shares of Class B Common Stock; (ii) a 4.8% interest in IDT Telecom; and (iii) an interest in IDT Entertainment.

On October 22, 2003, Net2Phone entered into an agreement with Liberty Cablevision of Puerto Rico, Inc., a wholly owned subsidiary of Liberty Media, to exclusively deploy and manage Liberty Cablevision of Puerto Rico’s residential cable telephony offering. Liberty Media was one of the Company’s significant stockholders until the second quarter of Fiscal 2007. Net2Phone recorded $2.6 million ($1.5 million during the period of ownership by Liberty Media) in Fiscal 2007 in revenues from Liberty Cablevision of Puerto Rico.

In Fiscal 2007, the Company billed $314,573 for connectivity and other services it provided to Jonas Publishing, which is owned by Howard S. Jonas, the Chairman of the Board of Directors. As of July 31, 2007, Jonas Publishing owed the Company approximately $299,902.

The Company, through its subsidiary, CTM Brochure Display, Inc. (“CTM”), distributes brochures for ETR Brochures, Inc., a brochure distribution firm controlled by Howard S. Jonas. ETR Brochures also distributes brochures for CTM. In Fiscal 2007, the Company (through CTM) billed ETR Brochures $19,221 for distribution services and ETR Brochures billed the Company $127,313 for distribution services. The net balance owed to ETR Brochures by the Company was $21,432 as of July 31, 2007.

There is a brother/sister relationship between Howard S. Jonas, Chairman and controlling stockholder, and Joyce J. Mason, Executive Vice President, General Counsel and Corporate Secretary. Howard Jonas’ total compensation in Fiscal 2007 was approximately $3.1 million. Joyce Mason’s total compensation in Fiscal 2007 was approximately $500,000.

James A. Courter, the Chief Executive Officer and Vice Chairman of the Company’s Board of Directors, is a partner in the law firm of Courter, Kobert & Cohen, P.C., which has served as counsel to the Company since July 1996. The Company paid $546,710 to Courter, Kobert & Cohen, P.C. during Fiscal 2007. Payments will continue to be made throughout 2008. Mr. Courter does not receive any portion of the payments made by the Company to Courter, Kobert & Cohen, P.C.

The Company obtains insurance policies from several insurance brokers. In Fiscal 2007, some of the policies were arranged through IGM Brokerage, a company affiliated with Jonathan Mason, the husband of Joyce J. Mason, the Executive Vice President, General Counsel and Corporate Secretary of the Company, and Irwin Jonas, the father of Joyce J. Mason and Howard S. Jonas. The aggregate premiums paid by the Company to IGM Brokerage with respect to those policies in Fiscal 2007 were approximately $1.6 million, of which IGM Brokerage received $86,209. In addition, the Company paid premiums of approximately $1.7 million in Fiscal 2007 to certain third party brokers that in turn paid $103,000 of the commissions with respect to these premiums to IGM Brokerage. Other policies were written by other brokers with no commission received or shared by the affiliated company. All insurance coverage of the Company is reviewed by an outside independent insurance consultant to ensure that these insurance policies are both necessary and reasonable.

Mikhail Leibov, an Executive Vice President of Telecom Business Development of the Company, is a director of Fabrix.TV Ltd., an Israeli company developing a product for non-linear television. Mr. Leibov owns approximately 6.9% of Fabrix.TV, and has a warrant to purchase additional shares, which would increase his ownership of Fabrix.TV to 11.2%. The Company, though its subsidiary, purchased and owns 54.4% of Fabrix.TV. Mikhail Leibov’s son-in-law, Jeffrey Hendler, is an employee of IDT Corporation with annual compensation of approximately $350,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock (and Class A Common Stock, assuming conversion of all shares of Class A Common Stock into Common Stock) and Class B Common Stock, Common Stock of IDT Telecom, Inc. (and Class A Common Stock of IDT Telecom, assuming conversion of all shares of Class A Common Stock into Common Stock of IDT Telecom), a privately held subsidiary of the Company, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock, Class A Common Stock, or the Class B Common Stock of the Company, (ii) each of the Company’s directors, director nominees, and the Named Executive Officers, and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, to the best of the Company’s knowledge, the persons named in the table have sole voting and investing power with respect to all shares indicated as being beneficially owned by them.

Unless otherwise noted, the security ownership information is given as of October 23, 2007 and, in the case of percentage ownership information, is based on the following amount of outstanding shares: (i) 24,813,261 shares of Common Stock (assuming conversion of all 9,816,988 currently outstanding shares of Class A Common Stock into Common Stock for the percentage ownership information of Howard Jonas); (ii) 51,143,348 shares of Class B Common Stock; and (iii) 157,500 shares of Common Stock of IDT Telecom (assuming the conversion of all 157,500 shares of Class A Common Stock of IDT Telecom into Common Stock of IDT Telecom).

Name	Number of Shares of Common Stock		Percentage of Ownership of Common Stock	Number of Shares of Class B Common Stock		Percentage of Ownership of Class B Common Stock	Percentage of Aggregate Voting Powerd	Common Stock of IDT Telecom		Percentage of Ownership of Common Stock of IDT Telecom
Howard S. Jonas 520 Broad Street Newark, NJ 07102	11,642,130	(1)	46.9%	5,253,977	(1)	10.3%	64.2%	157,500	(14)	100%
Advisory Research, Inc. Two Prudential Plaza 180 N. Stetson Avenue Suite 5500 Chicago, IL 60601	—		—	3,425,972	(2)	6.7%	*	—		—
AIM Management Group, Inc. 11 Greenway Plaza Suite 100 Houston, TX 77046	—		—	3,659,137	(2)	7.2%	*	—		—
Artisan Partners LTD Partnership 875 E. Wisconsin Avenue, Suite 800 Milwaukee, WI 53202	999,200	(2)	6.7%	—		—	2.0%	—		—
Dimensional Fund Advisors LP 1299 Ocean Avenue 11th Floor Santa Monica, CA 90401	1,511,999	(2)	10.1%	4,702,592	(2)	9.2%	4.0%	—		—
Fairholme Capital Management, L.L.C. 51 JFK Parkway Short Hills, NJ 07078	2,160,400	(2)	14.4%	6,547,200	(2)	12.8%	5.7%	—		—
Kahn Brothers & Co., Inc. 555 Madison Avenue 22nd Floor New York, NY 10022	2,307,215	(2)	15.4%	—		—	4.7%	—		—
Renaissance Technologies Corp. 800 Third Avenue 33rd Floor New York, NY 10022	240,500	(2)	1.6%	2,578,900	(2)	5.0%	1.0%	—		—

Name	Number of Shares of Common Stock		Percentage of Ownership of Common Stock	Number of Shares of Class B Common Stock		Percentage of Ownership of Class B Common Stock	Percentage of Aggregate Voting Powerd	Common Stock of IDT Telecom		Percentage of Ownership of Common Stock of IDT Telecom
Southeastern Asset Management, Inc. 6410 Poplar Avenue Suite 900 Memphis, TN 38119	465,700	(2)	3.1%	10,289,860	(2)	20.1%	3.0%	—		—
Third Avenue Management, LLC 622 Third Avenue 32nd Floor New York, NY 10017	449,743	(2)	3.0%	3,821,243	(2)	7.5%	1.7%	—		—
James A. Courter	—		—	2,706,320	(3)	5.0%	*	158,202	(15)	100%
Stephen R. Brown	1,000	(4)	*	72,665	(4)	*	*	87	(16)	*
Marcelo Fischer	—		—	51,334	(5)	*	*	35	(16)	*
Ira A. Greenstein	—		—	174,607	(6)	*	*	234	(16)	*
Morris Lichtenstein	—		—	551,638	(7)	1.1%	*	—		—
Yona Katz	—		—	193,026	(8)	*	*
Eric F. Cosentino	—		—	3,532	(9)	*	*	—		—
James R. Mellor	—		—	49,375	(10)	*	*	—		—
Judah Schorr	—		—	9,375	(11)	*	*	—		—
All directors, Named Executive Officers and other executive officers as a group (18 persons)	11,658,150	(12)	47.0%	9,834,336	(13)	17.9%	64.4%	159,112	(17)	100%

*	Less than 1%.
d	Voting power represents combined voting power of Common Stock (one vote per share), Class A Common Stock (three votes per share) and Class B Common Stock (one-tenth of one vote per share). Excludes stock options.
(1)	Consists of an aggregate of 9,816,988 shares of Class A Common Stock, 1,825,142 shares of Common Stock and 5,253,977 shares of Class B Common Stock, consisting of (i) 9,797,418 shares of Class A Common Stock held by Mr. Jonas directly, (ii) 19,570 shares of Class A Common Stock held by the Jonas Family Limited Partnership, (iii) 825,142 shares of Common Stock beneficially owned by the Jonas Foundation, (iv) 1,000,000 shares of Common Stock beneficially owned by the Howard S. and Deborah Jonas Foundation, Inc., (v) 1,076,842 shares of Class B Common Stock held directly by Mr. Jonas, (vi) 1,020,000 shares of Class B Common Stock beneficially owned by the Howard S. and Deborah Jonas Foundation, Inc., (vii) 19,570 shares of Class B Common Stock beneficially owned by the Jonas Family Limited Partnership, (viii) an aggregate of 2,906,176 shares of Class B Common Stock beneficially owned in equal amounts by eight separate Trusts under Article Four of the Howard S. Jonas 1996 Annuity Trust Agreement for the benefit of the children of Mr. Jonas, (ix) 229,108 shares of Class B Common Stock beneficially owned by the Howard S. Jonas 1998 Annuity Trust and (x) 2,281 shares of Class B Common Stock held by Mr. Jonas in his 401(k) plan as of September 30, 2007. Mr. Jonas is the General Partner of The Jonas Foundation, the Howard S. and Deborah Jonas Foundation, each of the Trusts under Article Four of the Howard S. Jonas 1996 Annuity Trust Agreement and the Howard S. Jonas 1998 Annuity Trust.
(2)	According to Schedule 13F filed with the Securities and Exchange Commission calculating the number of shares as of June 30, 2007.
(3)	Consists of (a) 43,024 restricted shares of Class B Common Stock held by Mr. Courter directly, (b) 2,618 shares of Class B Common Stock held by Mr. Courter in his 401(k) Plan as of September 30, 2007 and (c) 2,660,678 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(4)	Consists of (a) 1,000 shares of Common Stock and 1,000 shares of Class B Common Stock held by Mr. Brown directly, (b) 69,340 restricted shares of Class B Common Stock held by Mr. Brown directly and (c) 2,325 shares of Class B Common Stock held by Mr. Brown in his 401(k) Plan as of September 30, 2007.

(5)	Consists of (a) 8,000 restricted shares of Class B Common Stock held by Mr. Fischer directly and (b) 43,334 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(6)	Consists of (a) 39,186 restricted shares of Class B Common Stock held by Mr. Greenstein directly, (b) 2,088 shares of Class B Common Stock held by Mr. Greenstein in his 401(k) Plan as of September 30, 2007 and (c) 133,333 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(7)	Consists of (a) 6,631 shares of Class B Common Stock purchased pursuant to the Company’s Employee Stock Purchase Plan, (b) 316,170 restricted shares of Class B Common Stock held by Mr. Lichtenstein directly, (c) 2,169 shares of Class B Common Stock held by Mr. Lichtenstein in his 401(k) Plan as of September 30, 2007 and (d) 226,668 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(8)	Consists of (a) 1,496 shares of Class B Common Stock purchased pursuant to the Company’s Employee Stock Purchase Plan, (b) 181,912 restricted shares of Class B Common Stock held by Mr. Katz directly, (c) 2,118 shares of Class B Common Stock held by Mr. Katz in his 401(k) Plan as of September 30, 2007 and (d) 7,500 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(9)	Consists of restricted shares of Class B Common Stock held by Mr. Cosentino directly.
(10)	Consists of (a) 9,375 restricted shares of Class B Common Stock held by Mr. Mellor directly and (b) 40,000 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(11)	Consists of restricted shares of Class B Common Stock held by Mr. Schorr directly.
(12)	Consists of the shares and options set forth above with respect to the Named Executive Officers and directors named in the table above and 15,020 shares of Common Stock held directly by executive officers not named in the table above.
(13)	Consists of the shares and options set forth above with respect to the Named Executive Officers and directors named in the table above and the following additional amounts held by executive officers serving as of the filing of this Proxy Statement that are not named in the table above: (a) 24,425 shares of Class B Common Stock held directly by certain executive officers, (b) 11,535 shares of Class B Common Stock held in certain executive officers’ 401(k) plans as of September 30, 2007, (c) 83,315 restricted shares of Class B Common Stock held directly by certain executive officers, (d) 6,772 shares of Class B Common Stock purchased by certain executive officers pursuant to the Company’s Employee Stock Purchase Plan and (e) 642,440 shares of Class B Common Stock of the Company issuable upon the exercise of stock options exercisable within 60 days.
(14)	Consists of 157,500 shares of Common Stock of IDT Telecom, Inc. held by the Company, which may be deemed beneficially owned by Mr. Jonas by virtue of his voting control of the Company. Mr. Jonas disclaims beneficial ownership of these shares.
(15)	Consists of 157,500 shares of Common Stock of IDT Telecom, Inc. held by the Company, which may be deemed beneficially owned by Mr. Courter by virtue of his position of Chief Executive Officer of the Company. Mr. Courter disclaims beneficial ownership of these shares. Also includes 702 shares of Common Stock of IDT Telecom, Inc. issuable upon the exercise of stock options exercisable within 60 days.
(16)	Consists of shares of Common Stock of IDT Telecom, Inc. issuable upon the exercise of stock options exercisable within 60 days.
(17)	Consists of the shares and options set forth above with respect to the executive officers and directors named in the table above and 554 shares of Common Stock of IDT Telecom issuable upon the exercise of stock options exercisable within 60 days by certain executive officers not named in the table above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers, and any persons holding more than ten percent or more of a registered class of the Company’s equity securities are required to file reports of ownership and changes in ownership, on a timely basis, with the SEC and the New York Stock Exchange. Based on material provided to the Company, the Company believes that all such required reports were filed on a timely basis in Fiscal 2007, except that a Form 4 was not filed on a timely basis by each of Howard Jonas, an executive officer and significant stockholder of the Company (with respect to sales of Class B common stock held in trust for the benefit of his children), Stephen R. Brown, an executive officer of the Company (with respect to the cancellation of options through the Company’s tender offer) and Yona Katz, a former executive officer of the Company (with respect to the withholding of shares of restricted Class B Common Stock to pay payroll taxes).

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The foregoing report is provided by the following independent directors, who constitute the Compensation Committee:

James R. Mellor, Chairman

Judah Schorr

Eric Cosentino

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing report shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission (the “SEC”) under the Act or under the Exchange Act.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information regarding the Company’s Fiscal 2007 compensation program for our executive officers, including our Chief Executive Officer, or CEO, our Chief Financial Officer, or CFO, and the other executive officers named in the Summary Compensation Table, or the “Named Executive Officers,” as well as certain actions taken in Fiscal 2008. It includes information regarding our executive compensation philosophy, the overall objectives of our compensation program and each element of compensation that we provide. It is intended to supplement the more detailed information concerning executive compensation that appears in the tables and the accompanying narrative that follows this discussion. Except as described below, the Company does not have any executive long-term compensation or incentive plans.

The Compensation Committee oversees our executive compensation programs and is responsible for determining and approving the compensation for each of our executive officers as well as the balance of the different components of each such executive officer’s compensation. The senior management of the Company assists the Compensation Committee in its carrying out such duties by supplying compensation data. Under our current process, our Chief Executive Officer and other members of senior management meet with our Compensation Committee and make recommendations to the committee regarding each element of compensation to be paid to our executive officers (other than our Chief Executive Officer) and other key employees, which recommendations are based upon the attainment of certain goals and objectives as identified by the Compensation Committee. Our Compensation Committee then considers the recommendations of our Chief Executive Officer and other members of senior management and further evaluates the job performance of each executive officer in determining each element of compensation for each executive officer. In the case of our Chief Executive Officer, our Compensation Committee reviews the job performance of the CEO, and determines each element of his compensation after discussing such matters with the Chairman of the Board.

Our Compensation Committee is currently engaged in a comprehensive evaluation of the structure of our compensation program, and the Compensation Committee expects compensation for executives and upper management to be aligned with the interests of the Company’s stockholders. Base compensation now consists of a base salary and stock options, while cash bonuses and restricted stock are being deemphasized. We expect that stock options will be a key element in compensation and will be granted utilizing a deemed value of the grant based on a premium to the Black-Scholes valuation.

Executive Compensation Objectives

Our executive compensation is designed to achieve the following objectives:

Hire and retain qualified executives. We strive to maintain a compensation program that is competitive with those of similarly-situated corporations (based on various factors, including size of business units, market capitalization and industry) so that we can attract, hire and retain executives with the knowledge, skills and abilities critical to the well-being and long-term growth and success of our Company. We believe that the quality of the individuals we hire and retain at all levels is of extreme importance in determining the success of the Company, and thus it is critical for us to be able to hire and retain the best executives that we can. One of the ways in which we try to accomplish this goal is to provide competitive total compensation.

Reflect placement and role and internal compensation balance and foster teamwork. In addition to providing competitive compensation packages to our executives, we seek to achieve a balance in the compensation paid to any one executive with the compensation paid to our other executives, and reflect the role played by each individual and the operations for which he or she is responsible. We believe that creating such an internal compensation balance generates a feeling of goodwill and fosters teamwork and cooperation between the various executives of the Company. Despite the desire for relativity and balance, our programs do allow for special compensation upon assumption of a new role (“signing” bonuses) and event-driven bonuses upon specific developments that realize significant value for our stockholders.

Align the interests of our executives with those of our stockholders. The executive compensation program is designed to align the interests of our executives with those of our stockholders by rewarding the assumption of responsibility, performance, and the realization of key goals, including the successful development and disposition of assets. Additionally, by issuing stock options to our executives, we align their interests with those of the other stockholders of the Company. Finally, as discussed below, we have instituted stock ownership guidelines for our executive officers.

Compensation Program Design

The compensation philosophy of the Company is designed to develop and implement policies that will attract and retain executive officers who bring valuable experience and skills to the Company and motivate them to contribute to the Company’s short-term and long-term success. It is the practice of the Company to maintain competitive compensation levels in a manner that will provide incentive to those individuals who are critical in helping the Company achieve its business objectives, thereby increasing long-term stockholder value.

The Compensation Committee believes that the development of compensation policies and the review of compensation programs is an evolving process that must take into account significant corporate developments and market dynamics. To that end, the Compensation Committee met twelve times during Fiscal 2007 to, among other things, (i) discuss, review and approve bonuses and awards of restricted stock and stock options to executive officers and (ii) review the base salaries of all executive officers. The Compensation Committee intends to continue to reassess the Company’s existing compensation policies and to review existing executive officer pay packages and agreements.

Evaluation of Executive Performance in Fiscal 2007

When assessing executive performance, the Compensation Committee does not rely solely on predetermined formulas. Rather, the Compensation Committee considers each executive’s overall contributions to the Company’s long-term and short-term goals. In Fiscal 2005, the Compensation Committee, working with senior management of the Company, compiled the following list of parameters (listed in no particular order) for the Compensation Committee to use as it evaluates the performance of the Chief Executive Officer and other executive officers of the Company:

•	earnings per share;

•	stockholder value;

•	core business growth, revenue growth, revenue diversification and geographic and market expansion;

•	free cash flow;

•	the strength of the Company’s balance sheet;

•	intellectual property development and utilization;

•	legal and regulatory compliance;

•	the extent to which budgetary objectives are met;

•	the development of a strategic vision and a strategic plan; and

•	organizational transparency.

In Fiscal 2007, the Compensation Committee determined that the above-listed parameters remained appropriate to use in its evaluation of the performance of the Chief Executive Officer and other executive officers of the Company, and that certain of the parameters were more applicable than others when evaluating and setting the compensation of the various executive officers. The weight assigned to each parameter in a specific circumstance depended on that individual’s role and situation in the Company (e.g., corporate management versus senior management at an operational division).

The Compensation Committee believes that sufficient latitude exists in the interpretation of the parameters to give adequate weight to both the short-term and long-term objectives of the Company, as well as current operations and significant events and transactions. This list of parameters is considered when developing factors that are more tailored to each executive’s responsibilities. For example, when assessing the performance of executive officers of the Company with management roles in the IDT Telecom subsidiary, the following factors were considered:

•	optimizing revenues, earnings, free cash flow and telecom minutes;

•	improving operating margins and successful cost reduction efforts;

•	optimizing IDT’s telecommunications network, including the integration of Net2Phone’s network into IDT’s network;

•	determining the appropriate number of geographic markets served by IDT;

•	rolling out new products and programs, and scaling back or eliminating existing products and programs that do not meet management’s financial expectations;

•	developing new products;

•	monetizing assets, when appropriate;

•	developing plans and reaction to negative market conditions; and

•	developing leadership talent.

The Compensation Committee considers the need for the management of the Company to balance short-term goals, such as generating earnings per share and positive free cash flow, with longer-term goals, such as fostering the Company’s entrepreneurial investments, monetizing businesses developed by the Company and maintaining a strong balance sheet. The success of the effort to balance these often-competing objectives and their benefits to the Company cannot always be quantified, but the Compensation Committee believes that these efforts are critical to the Company’s ongoing success.

Prior to March 13, 2007, executive officers’ compensation included (i) base salary and (ii) bonuses paid quarterly and annually. On March 13, 2007, the Compensation Committee changed the composition of the compensation of each executive officer to include (i) a base salary, (ii) an annual stock option grant, and (iii) a discretionary cash bonus and/or grants of restricted stock. On April 23, 2007, the bonus component of the executive officers’ compensation was eliminated, although special compensation upon assumption of a new role (“signing” bonuses) and event-driven bonuses upon specific developments that realize significant value for our stockholders will continue to be awarded as circumstances warrant.

Elements of the Executive Compensation Program

The Company’s compensation program provides executives with incentives to advance both the short-term and long-term interests of the Company. Accordingly, the Company’s current compensation program of both cash-based and equity-based compensation consists of base salary and stock options. In addition to reviewing the individual components of this compensation program, the Compensation Committee also periodically reviews the totality of the compensation packages. Based on this review, when appropriate, the Compensation Committee awards executives cash bonuses and/or restricted stock. Until March 13, 2007, all executive officers received all or a portion of a targeted quarterly bonus as determined by the Compensation Committee with the input and advice of senior management.

The following describes each element of our executive compensation program, the rationale for each and the way in which the amount of each such element is determined.

Salaries and Cash Bonuses. Salaries and, when they were a component of base compensation, bonuses, for the Company’s executive officers are determined primarily on the basis of each executive officer’s responsibility, the general salary practices of similarly situated companies and each officer’s individual qualifications and experience. As set forth in the Summary Compensation Table below, in Fiscal 2007 the total annual salaries paid to the Named Executive Officers by the Company ranged from $364,161 to $685,630.

Bonuses for the Company’s executive officers are based on various financial and non-financial results of the Company and its subsidiaries as described above. Prior to March 13, 2007, bonuses were paid quarterly, and an annual portion was paid as well. In Fiscal 2007, certain Named Executive Officers were awarded substantial bonuses for their significant roles in beneficial corporate transactions. Stephen Brown was awarded a $3.2 million bonus for his significant role in the development and sale of IDT Entertainment as its President and Co-Chairman. The Company recognized a gain of $205 million in Fiscal 2007 from the sale of IDT Entertainment. In Fiscal 2007, the Company agreed to pay Ira Greenstein a $10.0 million bonus for his significant role in (i) the early stages of the development of IDT Entertainment, and (ii) the development and monetization of certain businesses and investments that fall outside of the scope of Mr. Greenstein’s responsibilities as President of the Company. The magnitude of the bonuses was determined based upon the value realized by the Company in respect of the relevant investments and businesses. $5.5 million of Mr. Greenstein’s bonus was paid in Fiscal 2007. The Company is negotiating a five year employment agreement with Mr. Greenstein that, if consummated, would have the payment of the remaining $4.5 million portion of the bonus spread over the term of the employment agreement. If the Company does not consummate an agreement with Mr. Greenstein, it anticipates paying the remaining $4.5 million no later than March 15, 2008.

Stock Options and Restricted Stock. Stock options and shares of restricted stock are awarded to executive officers and other employees. Stock options provide value to the executive only when the Company’s stock price exceeds the stock option exercise price, which is equal to the closing price of the stock on the date immediately prior to the date that the stock option is granted. Accordingly, the Compensation Committee believes that the appreciation of stock value underlying stock options provides a strong incentive for recipients of awards to manage the Company in accordance with the interests of the Company’s stockholders. Grants of restricted stock further a sense of stock ownership by executive officers and better align their interests with those of the stockholders. In Fiscal 2007, 147,000 shares of the Company’s restricted Class B Common Stock were issued to Stephen Brown, for his significant role in the development and sale of IDT Entertainment as its President and Co-Chairman.

In order to enhance the retention of executives, option grants awarded in Fiscal 2007 generally vest in approximately equal portions over a three-year period. The Compensation Committee determines the number of options to be granted based on the executive’s level of responsibility, prior performance, and other compensation. As set forth in the Grant of Plan-Based Awards Table below, on April 23, 2007, the Compensation Committee granted options to the Named Executive Officers (ranging from options to purchase 66,666 shares of the Company’s Class B common stock to options to purchase 249,999 shares of the Company’s Class B common stock), which vest in equal portions over a three-year period at an exercise price of $11.33 per underlying share. The Compensation Committee added a stock option component and removed a quarterly cash bonus component to each executive officer’s compensation package in order to more closely align the executive officers’ interests with those of the Company’s stockholders.

Other Elements of Compensation

Retirement and Health and Welfare Benefits. The company has a 401(k) plan pursuant to which all employees (including non-executive officers) can contribute up to 80% of their salary, subject to the limitations set forth in the Internal Revenue Code, and the Company matches employee contributions. The Company’s maximum matching contribution was $6,600 for calendar 2006 and will be $6,750 for calendar 2007. Our executive officers participate in our health and other benefits plans on the same terms as our other employees.

Termination of Employment and Change-in-Control Arrangements. Our Chief Executive Officer and Chairman have severance agreements with the Company, which provide that such officers would continue to receive their salaries for a period of time in the case of involuntary termination without cause. Marcelo Fischer, the former Chief Financial Officer and of the Company and current Chief Financial Officer of the Company’s subsidiary, IDT Telecom, is entitled to receive a severance payment under certain circumstances in the amount set forth under the heading “Potential Payments upon Termination or Change-in-Control” below. In addition, the rights upon change-in-control with respect to restricted stock and stock options held by Named Executive Officers are set forth under the heading “Potential Payments upon Termination or Change-in-Control” below. The Company does not have a fixed policy on entering into such agreements, and each case is reviewed on an individual basis. The Company does not have a policy regarding cash payments in the event of a change-in-control of the Company. On October 24, 2007, we adopted an incentive compensation program for the Company’s subsidiary, IDT Telecom, which grants certain members of IDT Telecom’s management the right to receive, under certain circumstances, severance payments equal to eighteen months of their total compensation (based on average total compensation for the prior twenty-four month period).

Perquisites and Other Benefits. We provide perquisites to our executive officers in limited situations where we believe it is appropriate to assist them in the performance of their duties and to help us in the recruitment and retention of executives. In Fiscal 2007, James Courter received $10,569 as a car allowance pursuant to the terms of his Employment Agreement with the Company. In addition, we provide other benefits to our executive officers on the same basis as all of our non-executive employees. These benefits include medical insurance, dental insurance, basic life and disability insurance and matching contributions to our 401(k) plan for employees who participate in the plan.

Impact of Tax Treatment on Compensation Decisions. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to publicly held companies for compensation in excess of $1.0 million paid to any of the Named Executive Officers. However, qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. Additionally, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Executive Equity Ownership Guidelines. On March 16, 2006, the Board of Directors adopted stock ownership guidelines to further align the interests of our executive officers and directors with the interests of our stockholders and to further promote IDT’s commitment to sound corporate governance. Stock ownership guidelines for IDT’s executive officers are determined as a multiple of the executive’s base salary and then converted to a number of shares required to be owned by such executive. The guideline for IDT’s Chief Executive Officer and Chairman is set at eight times their respective annual base salaries. The guideline for other executives is set at three times the executive’s annual base salary. Directors are required to hold shares of IDT stock with a value equal to three times the amount of the annual cash retainer paid to directors. Executives and directors serving at the time the guidelines were adopted on March 16, 2006 must meet these ownership guidelines by March 15, 2011, and other directors are required to achieve them within five years of joining the Board of Directors. Failure to meet, or in unique circumstances to show sustained progress toward meeting, these guidelines, may result in a reduction of future stock-based grants. Executives and directors are notified each year of the status of their compliance with the stock ownership guidelines.

Shares of IDT stock that count towards satisfaction of the stock ownership guidelines include:

•	Shares owned by the executive officer or director or his or her immediate family members residing in the same household;

•	Shares held in trust for the benefit of the executive officer or director or his or her family;

•	Restricted shares (whether or not vested) owned by the executive officer or director or his or her immediate family members residing in the same household;

•	In-the-money value of vested stock options owned by the executive officer or director or his or her immediate family members residing in the same household; and

•	Shares held in IDT’s employee/executive plans (e.g., 401(k), Employee Stock Purchase, etc.) by such executive officer.

The guidelines may be waived, at the discretion of the Corporate Governance Committee of the Board of Directors, if compliance would create severe hardship or prevent an executive officer or director from complying with a court order, as in the case of a divorce settlement. It is expected that these instances will be rare.

Adjustment or Recovery of Rewards or Payments made to Executive Officers. The Company does not have a policy regarding the recovery of performance-based awards in the event of a restatement or adjustment of the performance measures upon which they are based in addition to those requirements set forth in Section 304 of the Sarbanes-Oxley Act of 2002. Section 304 requires the principal executive officer and principal financial officer of a publicly held company if, in certain instances, the company restates its financial statements as a result of financial reporting misconduct, to reimburse the company for any bonus or other incentive-based or equity-based compensation received from the company during the twelve month period following the filing of the financial statements that need to be restated and any profits realized from the sale of securities of the company during such twelve-month period.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table—Fiscal 2007

The table below summarizes the total compensation paid or awarded to each of the Named Executive Officers for Fiscal 2007. For a more thorough discussion of the executive compensation program, see the Compensation Discussion and Analysis section above.

Name and Principal Position	Salary ($)(1)	Bonus ($)(1)		Stock Awards ($)(2)	Option Awards ($)(2)		All Other Compensation ($)		Total ($)
James A. Courter(3) Chief Executive Officer and Vice Chairman of the Board of Directors	$685,630	$694,444		$123,795	$71,200		$34,702	(4)	$1,609,771

Stephen R. Brown Chief Operating Officer and Former Chief Financial Officer and Treasurer(5)	$441,598	$4,796,198		$2,021,209	$47,311		$53,307	(6)	$7,359,624

Marcelo Fischer Former Chief Financial Officer and Treasurer(7)	$364,161	$520,833		$86,671	$28,064		$12,364	(8)	$1,012,093

Ira A. Greenstein President	$487,669	$10,520,833	(9)	$110,074	$47,248		$15,648	(10)	$11,181,472

Morris Lichtenstein Executive Vice President of Telecom and Former Chief Operating Officer(11)	$484,871	$2,872,794		$27,766	$105,241		$18,616	(12)	$3,509,288

Yona Katz Former Executive Vice President of Business Development(13)	$490,803	$831,393		$1,305,866	$217,309	(14)	$429,816	(15)	$3,275,187

(1)	The Company provides competitive base salaries to its executives. Prior to March 13, 2007, bonuses were paid quarterly, and an annual portion was paid as well. In Fiscal 2007, certain Named Executive Officers were awarded substantial bonuses for their significant roles in beneficial corporate transactions. The Company does not target any specific proportion of total compensation in setting base salary and bonus compensation.
(2)	The amounts shown in this column reflect the dollar amounts recognized by the Company for stock option and restricted stock awards for financial statement reporting purposes in accordance with FAS 123R in Fiscal 2007, and thus, include amounts from awards granted in Fiscal 2007 and previous fiscal years. In valuing such awards, the Company made certain assumptions. For a discussion of those assumptions, please see Note 1 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the Fiscal Year ended July 31, 2007.
(3)	See discussion below regarding Mr. Courter’s Employment Agreement. Mr. Courter does not receive compensation for his role as a director of the Company.
(4)	Represents $4,242 paid for life insurance premiums, $14,737 of earnings distributed to Mr. Courter under the Company’s Key Employee Share Option Plan, dividend payments of $4,748 on the stock awards valued in this table, dividend payments of $4,375 on unvested restricted stockholdings of Mr. Courter on the Fiscal 2007 dividend record dates, and $6,600 matching contribution to Mr. Courter’s Company stock account established under the IDT Corporation 401(k) plan and invested in IDT’s stock. In addition, Mr. Courter received $10,569 for the leasing of a car; however such amount is included in his base salary in the “Salary” column.
(5)	Mr. Brown served as Chief Financial Officer and Treasurer of the Company from March 29, 2007 to August 27, 2007. Prior thereto, Mr. Brown served as President and Co-Chairman of IDT Entertainment. Mr. Brown also served as Senior Vice President of the Company from September 2007 through October 2007. Mr. Brown currently serves as Chief Operating Officer of the Company. The information set forth in this table and in all of the tables set forth below includes all compensation earned by Mr. Brown during Fiscal 2007.

(6)	Represents $1,257 paid for life insurance premiums, dividend payments of $36,738 on the stock awards valued in this table, dividend payments of $3,750 on unvested restricted stockholdings of Mr. Brown on the Fiscal 2007 dividend record dates, $4,962 paid for long-term disability insurance premiums, and $6,600 matching contribution to Mr. Brown’s Company stock account established under the IDT Corporation 401(k) plan and invested in IDT’s stock.
(7)	Mr. Fischer served as the Chief Financial Officer and Treasurer of the Company from June 1, 2006 to March 29, 2007, and currently serves as the Chief Financial Officer of IDT Telecom, Inc., a wholly owned subsidiary of the Company. The information set forth in this table and in all of the tables set forth below includes all compensation earned by Mr. Fischer during Fiscal 2007.
(8)	Represents $671 paid for life insurance premiums, dividend payments of $2,093 on the stock awards valued in this table, dividend payments of $3,000 on unvested restricted stockholding of Mr. Fischer on the Fiscal 2007 dividend record dates, and $6,600 matching contribution to Mr. Fischer’s Company stock account established under the IDT Corporation 401(k) plan and invested in IDT’s stock.
(9)	$6,020,833 of Mr. Greenstein’s bonus was paid during Fiscal 2007. The Company is negotiating a five year employment agreement with Mr. Greenstein that, if consummated, would have the payment of the remaining $4.5 million portion of the bonus spread over the term of the employment agreement. If the Company does not consummate an agreement with Mr. Greenstein, it anticipates paying the remaining $4.5 million that was earned in Fiscal 2007 no later than March 15, 2008.
(10)	Represents $943 paid for life insurance premiums, dividend payments of $4,355 on the stock awards valued in this table, dividend payments of $3,750 on unvested restricted stockholding of Mr. Greenstein on the Fiscal 2007 dividend record dates, and $6,600 matching contribution to Mr. Greenstein’s Company stock account established under the IDT Corporation 401(k) plan and invested in IDT’s stock.
(11)	Mr. Lichtenstein served as the Chief Operating Officer of the Company from December 2005 to October 24, 2007, and currently serves as the Company’s Executive Vice President of Telecom, as well as the Chief Executive Officer of IDT Telecom, Inc., a wholly owned subsidiary of the Company.
(12)	Represents $723 paid for life insurance premiums, dividend payments of $9,127 on the stock awards valued in this table, $2,166 paid for long-term disability insurance premiums, and $6,600 matching contribution to Mr. Lichtenstein’s Company stock account established under the IDT Corporation 401(k) plan and invested in IDT’s stock.
(13)	Mr. Katz served as the Executive Vice President of Business Development of the Company from January 2006 through October 2007. Mr. Katz currently serves as the Chief Operating Officer of IDT Telecom, Inc., a wholly owned subsidiary of the Company, a position he has held since October 2007 and from February 2003 until December 2005. The information set forth in this table and in all of the tables set forth below includes all compensation earned by Mr. Katz during Fiscal 2007.
(14)	Includes the dollar amount recognized by the Company for an award of options to purchase 112,494 shares of Class B Common Stock granted to Mr. Katz on April 23, 2007 and cancelled by the Company pursuant to a tender offer by the Company on June 18, 2007. Mr. Katz received $3.00 per underlying share per option, equaling an aggregate amount of $337,482, which is included in the “All Other Compensation” column.
(15)	Represents $365 paid for life insurance premiums, dividend payments of $4,887 on the stock awards valued in this table, dividend payments of $79,087 on unvested restricted stockholding of Mr. Katz on the Fiscal 2007 dividend record dates, $1,395 paid for long-term disability insurance premiums, $337,482 paid to Mr. Katz for the cancellation of 112,494 options pursuant to a tender offer by the Company on June 18, 2007 and $6,600 matching contribution to Mr. Katz’s Company stock account established under the IDT Corporation 401(k) plan and invested in IDT’s stock.

Employment Agreements

James Courter is the only Named Executive Officer with whom the Company has entered into an employment agreement (the “Courter Employment Agreement”). The following is a description of the material terms of the compensation provided to Mr. Courter during his employment pursuant to the Courter Employment Agreement. See the “Potential Payments Upon Termination or Change in Control” section for a description of the payments and benefits that would have been provided to Mr. Courter if there were a termination of his employment or a change in control of the Company on July 31, 2007. The Courter Employment Agreement was

originally entered into effective April 1, 1999 and has since been amended five times. The current agreement, as amended, has a term through October 21, 2009. The agreement is automatically extendable for additional one-year periods unless the Company or Mr. Courter notifies the other within ninety days of the end of the term that the agreement will not be extended. Among other things, the agreement provides that Mr. Courter will serve as Chief Executive Officer of the Company. The Courter Employment Agreement was amended on March 13, 2007 to provide a minimum annual base salary of $856,000, which may not be decreased, but must be increased from time to time to match the base salary of the highest paid employee of the Company or of any entity controlled by the Company, during the term of the agreement. In addition, under the terms of the original Courter Employment Agreement, Mr. Courter was granted options to purchase 300,000 shares of Class B Common Stock that vested over a three-year period. Pursuant to an October 2001 amendment to the Courter Employment Agreement, Mr. Courter was granted options to purchase an additional 1,000,000 shares of Class B Common Stock which vested over a five-year period. Under the Courter Employment Agreement, Mr. Courter is provided with a leased automobile and with life and disability insurance. Mr. Courter is also required to receive benefits commensurate with those provided to other senior executive officers of the Company.

The Company is currently negotiating a five year employment agreement with Ira Greenstein, President.

Grants of Plan-Based Awards

The following table sets forth information concerning the number of shares of Class B Common Stock underlying restricted stock awards and stock options under the Company’s 2005 Stock Option and Incentive Plan, as amended (the “Equity Compensation Plan”), granted to the Named Executive Officers in Fiscal 2007.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Stock Awards:		All Other Option Awards:		Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards(3)
					Number of Shares of Stock or Units (#)		Number of Securities Underlying Options (#)(1)
James A. Courter	04/23/2007	04/23/2007	—	—	—		169,134		$11.33	$326,722

Stephen R. Brown	10/24/2006	09/13/2006	—	—	72,000	(4)				$941,760
	01/08/2007	01/08/2007	—	—	75,000	(4)				$969,375
	04/23/2007	04/23/2007	—	—	—		112,386		$11.33	$217,100

Marcelo Fischer	04/23/2007	04/23/2007	—	—	—		66,666		$11.33	$128,781

Ira A. Greenstein	04/23/2007	04/23/2007	—	—	—		112,236		$11.33	$216,810

Morris Lichtenstein	04/23/2007	04/23/2007	—	—	—		249,999		$11.33	$482,932

Yona Katz	04/23/2007	04/23/2007	—	—	—		112,494	(5)	$11.33	$217,309

(1)	The stock options were granted under the Equity Compensation Plan, have a term of ten years, and vest in equal one-third installments on January 2, 2008, January 2, 2009 and January 2, 2010.
(2)	The exercise price for option awards is the fair market value per share of our Class B Common Stock, which is defined under our 2005 Stock Option and Incentive Plan, as amended, as the closing price per share on the business day immediately preceding the grant date. The closing price of the Class B Common Stock on April 23, 2007 was $11.27.
(3)	Represents the grant date fair value of each equity award calculated in accordance with FAS 123R.
(4)	The restricted stock was granted under the Equity Compensation Plan and vested immediately upon grant. There is no purchase price associated with the grant of restricted stock.
(5)	These options were cancelled pursuant to a tender offer by the Company on June 18, 2007. Mr. Katz received $3.00 per underlying share per option, equaling an aggregate amount of $337,482.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth all outstanding equity awards made to each of the Named Executive Officers that are outstanding at the end of Fiscal 2007.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested(3)
James A. Courter	12,000	0	3.875	03/14/2016	11,667		$116,437
	365,345	0	2.1875	10/28/2016
	150,000	0	4.125	08/14/2017
	600,000	0	6.3125	02/28/2009
	100,000	0	10.4375	01/31/2010
	200,000	0	8.8515	04/04/2011
	1,000,000	0	9.01	10/21/2011
	100,000	0	14.45	09/05/2012
	100,000	0	14.95	01/02/2013
	33,333	0	12.95	07/21/2015
	0	169,134	11.33	04/22/2017

Stephen R. Brown	0	112,386	11.33	04/22/2017	10,000		$99,800

Marcelo Fischer	18,334	0	8.8515	04/04/2011	8,000		$79,840
	25,000	0	12.95	07/21/2015
	0	66,666	11.33	04/22/2017

Ira A. Greenstein	100,000	0	8.8515	04/04/2011	10,000		$99,800
	33,333	0	12.95	07/21/2015
	0	112,236	11.33	04/22/2017

Morris Lichtenstein	60,000	0	8.8515	04/04/2011	0		$—
	66,667	0	14.45	09/05/2012
	66,668	0	14.95	01/02/2013
	33,333	0	12.95	07/21/2015
	0	249,999	11.33	04/22/2017

Yona Katz	7,500	0	12.06	12/12/2011	8,000		$79,840
	0	0	0	0	173,912	(4)	$1,735,642

(1)	All unexercised stock options vest as follows: 1/3 on each January 2nd of 2008, 2009 and 2010.
(2)	Unless otherwise noted, all unvested restricted Class B common shares vest on February 1, 2008.
(3)	Market value is computed by multiplying the closing market price of our Class B Common Stock on July 31, 2007 ($9.98) by the number of restricted Class B common shares that have not vested.
(4)	Vest as follows: 1/4 on each June 15th of 2008, 2009, 2010 and 2011.

Option Exercises and Stock Vested

The following table sets forth information regarding stock options exercised by, and the shares of restricted Class B Common Stock that vested for each of the Named Executive Officers in Fiscal 2007.

Name	Option Awards		Restricted Stock Awards
	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired Upon Vesting (#)	Number of Shares Withheld to Cover Taxes	Value Realized on Vesting ($)(2)
James A. Courter	115,385	$1,315,018	20,556	7,896	$277,056
Stephen R. Brown	0	$—	165,889	67,921	$2,158,901
Marcelo Fischer	0	$—	14,666	6,293	$197,631
Ira A. Greenstein	0	$—	18,889	7,291	$254,501
Morris Lichtenstein	0	$—	8,889	3,652	$119,201
Yona Katz	23,334	$96,801	58,144	22,464	$710,671

(1)	The value of shares acquired upon exercise of stock options is based on the difference between the market price of the shares of the Class B Common Stock at exercise and the exercise price.
(2)	The value of restricted stock realized upon vesting represents the total number of shares acquired on vesting (without regard to the amount of shares withheld to cover taxes) and is based on the closing price of the shares of Class B Common Stock on the vesting date.

Non-Qualified Deferred Compensation

We maintain two nonqualified arrangements for executives, The IDT Deferred Compensation Plan, effective as of January 1, 2003 (the “DCP”), and the Key Employee Share Option Plan, effective March 1, 2004 (the “KESOP”), which replaced the DCP. As discussed in greater detail below, executives are no longer entitled to make compensation deferrals under either the DCP or the KESOP. Although no additional deferrals are permitted under the DCP and the KESOP, previous deferrals credited under the DCP remain under that plan and prior options that have not yet been exercised remain outstanding under the KESOP. Mr. Courter was the only Named Executive Officer to have participated in either plan. Below is a succinct narrative of the plans.

IDT Deferred Compensation Plan

The DCP was adopted to provide specified management or highly compensated employees with the option to defer the receipt of portions of their bonuses and compensation from the Company. This deferred compensation was placed into specific accounts under the DCP. The value of these accounts consists of the balance of the account to date plus any investment return credited since the last day of the preceding calendar year (calculated by applying the Investment Return Rate which is defined under the plan as a rate of at least 6% compounded annually) minus the aggregate amount of distributions since the last day of the preceding calendar year. The deferred compensation payable to a participant in the DCP is measured by the sum of the amounts credited to the participant’s account as of the date of the payment. Participants in the DCP are 100% vested in their accounts at all times. The distribution of any deferred compensation under the DCP commences upon the occurrence of the following events: the participant’s death, disability, a change in control of the Company or a participant’s termination of employment. As noted above, the KESOP was adopted to replace the DCP and, therefore, participants under the DCP are no longer eligible to make additional deferrals under the DCP.

IDT Corporation Key Employee Share Option Plan

The KESOP was established in 2004 to replace the DCP by providing certain executives, as determined each year by an appointed administrative committee, with options to purchase property (in this case, options to purchase certain mutual fund shares), which options replace all or a portion of the executive’s quarterly performance bonus. The options cover property with an initial value equal to 133.33% of the amount of compensation they replace with an exercise price equal to the greater of 25% of the fair market value on the date of the grant or 25% of the fair market value on the date of exercise. Thus, upon grant, the difference between the exercise price and the value of the option shares will equal the amount of compensation replaced. Thereafter, the value of the option will be affected by the increase or decrease in market value of the entire amount of the property covered by the option. Due to the American Jobs Creation Act of 2004, which added section 409A to the Internal Revenue Code, the administrative committee has determined to no longer designate eligible executives under the KESOP and, accordingly, no options were granted under the KESOP after December 31, 2004. Under the KESOP, an option may generally be exercised during an exercise period that commences six months from the grant date and ends no later than fifteen years after the grant date. However, the exercise period may end earlier upon certain events or as determined by the administrative committee.

Mr. Courter is the only Named Executive Officer that has an option that was granted under the KESOP prior to the KESOP being effectively frozen as noted above. The administrative committee has elected to distribute to a participant an amount equal to any dividends or other cash distributions relative to those mutual funds underlying an option. Accordingly, Mr. Courter’s balance under the KESOP will only be affected by changes in the market value for the underlying mutual funds.

The following table sets forth information regarding James A. Courter’s holdings under the DCP and the KESOP as of July 31, 2007.

Plan	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last Fiscal Year End ($)(1)
DCP	$—	$—	$23,876	$—		$410,980
KESOP	$—	$—	$$10,872	$14,737	(2)	$384,572	(3)

(1)	Contributions to Deferred Compensation Plans were previously reported as compensation to James A. Courter in our Summary Compensation Tables for previous years.
(2)	Included as “All Other Compensation” in the Summary Compensation Table.
(3)	Represents the net amount due to Mr. Courter upon exercise (i.e., net of the 25% option price).

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

James Courter is the only Named Executive Officer with whom the Company has entered into an employment agreement. Under the terms of the Courter Employment Agreement, in the event of his death, Mr. Courter’s estate will be granted twelve (12) months of his base salary. In the event of a change in control of the Company, Mr. Courter’s outstanding options and restricted shares will automatically vest. If Mr. Courter is terminated without cause or voluntarily terminates his employment with “good reason” as defined in the agreement, he is entitled to his base salary through the end of the term of the agreement, all of Mr. Courter’s outstanding options will automatically vest and Mr. Courter is then permitted to exercise any and all options that are outstanding as of the date of his termination within two (2) years from such date. Pursuant to the Courter Employment Agreement, Mr. Courter has agreed not to compete with the Company for a period of one year following the termination of the agreement. Mr. Courter also has holdings pursuant to two Non-Qualified Deferred Compensation Plans. A detailed description of these plans and Mr. Courter’s holdings pursuant to these plans is provided above under the heading “Non-Qualified Deferred Compensation.” While payment under these plans is deferred and paid out upon certain triggering events, these holdings are already vested and are not enhanced by the employee’s termination and/or a change in control of the Company. Marcelo Fischer, the former Chief Financial Officer and of the Company and current Chief Financial Officer of the Company’s subsidiary, IDT Telecom, was also entitled, at the end of Fiscal 2007, to receive a severance payment under certain circumstances.

The Named Executive Officers have all been granted stock options and restricted stock pursuant to the Company’s 2005 Stock Option and Incentive Plan (the “Plan”). Under the Plan, in the event of a change in control, (i) each option award which is outstanding at the time of the change in control automatically becomes fully vested and exercisable, and (ii) each share of restricted stock is released from any restrictions on transfer and repurchase or forfeiture rights.

The following table sets forth quantitative information with respect to potential payments to be made to each of the Named Executive Officers upon termination in various circumstances and/or a change in control of the Company (each an “Event”), assuming the Event took place on July 31, 2007. The potential payments are based on Mr. Courter’s Employment Agreement and the Plan discussed above. For a more detailed description of the Employment Agreement, see the “Employment Agreements” section above.

Name	Event of Death ($)	Change In Control ($)	Termination For Cause/Voluntary Termination without Good Reason ($)	Termination Without Cause/Voluntary Termination with Good Reason ($)
James A. Courter
Stock Options	—	—	—	—
Restricted Shares(1)	—	116,437	—	116,437
Base Salary/Severance(2)	856,000	—	—	1,904,258

Stephen R. Brown
Stock Options	—	—	—	—
Restricted Shares(1)	—	99,800	—	—

Marcelo Fischer
Stock Options	—	—	—	—
Severance	—	—	—	1,000,000
Restricted Shares(1)	—	79,840	—	—

Ira A. Greenstein
Stock Options	—	—	—	—
Restricted Shares(1)	—	99,800	—	—

Morris Lichtenstein
Stock Options	—	—	—	—
Restricted Shares	—	—	—	—

Yona Katz
Stock Options	—	—	—	—
Restricted Shares(1)	—	1,815,482	—	—

(1)	The value of each restricted share is computed by multiplying the closing market price per share of the Company’s Class B Common Stock on July 31, 2007 ($9.98) by the number of unvested shares of restricted stock held by the Named Executive Officer on that date.
(2)	Under certain circumstances, Mr. Courter is entitled to receive his Base Salary through the end of the term as set forth in his employment agreement with the Company. The dollar amount is calculated by pro-rating Mr. Courter’s Base Salary to cover the period of time from July 31, 2007 through the end of the term (October 21, 2009).

EQUITY COMPENSATION PLAN INFORMATION

Employee Stock Incentive Program

The Company has adopted the 2005 Stock Option and Incentive Plan, pursuant to which options to purchase Class B Common Stock, shares of restricted Class B Common Stock and Deferred Stock Units were awarded. The 2005 Stock Option and Incentive Plan is described further in “Proposal No. 3” below. The Company anticipates awarding options to purchase Class B Common Stock, restricted Class B Common Stock and Deferred Stock Units to employees, officers, directors and consultants under such Plan.

Equity Compensation Plans and Individual Compensation Arrangements

The following chart gives aggregate information regarding grants under all equity compensation plans of the Company through July 31, 2007.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options(1)		Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans(1)
Equity compensation plans approved by security holders	7,638,761		$10.03	652,028
Equity compensation plans not approved by security holders	946,675	(2)	$12.62	—

Total	8,585,436		$10.32	652,028

(1)	All outstanding options are exercisable for shares of Class B Common Stock.
(2)	Consists of options to purchase shares of Class B Common Stock with substantially similar terms and vesting provisions as options to purchase Class B Common Stock granted pursuant to the Company’s 1996 Stock Option and Incentive Plan.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Pursuant to the Company’s Restated Certificate of Incorporation, as amended, the authorized number of directors on the Board of Directors is seventeen, with the number to be set by the Board of Directors from time to time. The Board of Directors has set the number of directors on the Board of Directors at five. There are currently five directors on the Board of Directors, all of whom are standing for election at the Annual Meeting.

The current terms of all of the directors expire at the Annual Meeting. The nominees to the Board of Directors are Eric F. Cosentino, James A. Courter, Howard S. Jonas, James R. Mellor and Judah Schorr, each of whom has consented to be named in this proxy statement and to serve if elected. Brief biographical information about the nominees for directors is furnished below. Each of the nominees is currently serving as a director of the Company.

Each of these director nominees is standing for election for a term of one year until the 2008 annual meeting of stockholders, or until their successors are duly elected and qualified or until their earlier resignation or removal. A plurality of the votes cast at the Annual Meeting shall elect each director. Stockholders may not vote for more than five persons, which is the number of nominees identified herein.

Eric F. Cosentino has been a director of the Company since February 2007. Rev. Cosentino has been the Rector of the Episcopal Church of the Divine Love in Montrose, New York, since 1987. Rev. Cosentino began his ordained ministry in 1984, as curate (assistant) at St. Elizabeth’s Episcopal Church in Ridgewood, Bergen County, New Jersey. Rev. Cosentino served on IDT Entertainment’s Board of Directors until it was sold to Liberty Media in 2006. He has also served on the Board of Directors of the Evangelical Fellowship Anglican Communion of New York. He has published articles and book reviews for The Episcopal New Yorker, Care & Community, and Evangelical Journal.

James A. Courter joined the Company in October 1996 and served as President of the Company from October 1996 until July 2001. Since August 2001, Mr. Courter has served as the Chief Executive Officer of the Company. Mr. Courter has also been a director of the Company since March 1996 and has been Vice Chairman of the Board of Directors of the Company since March 1999. In addition, since December 1999, Mr. Courter has served as a director of IDT Telecom, Inc. and as a director of Net2Phone, Inc., and has served as a director of IDT Capital, Inc. since September 2004. Mr. Courter served as the Vice Chairman of IDT Entertainment, Inc. from November 2003 to August 2006. Mr. Courter has been a senior partner in the New Jersey law firm of Courter, Kobert & Cohen since 1972. He was also a partner in the Washington, D.C. law firm of Verner, Liipfert, Bernhard, McPherson & Hand from January 1994 to September 1996. Mr. Courter was a member of the U.S. House of Representatives for 12 years, retiring in January 1991. From 1991 to 1994, Mr. Courter was Chairman of the President’s Defense Base Closure and Realignment Commission. Mr. Courter also serves as a director of The Berkeley School. He received a B.A. from Colgate University and a J.D. from Duke University Law School.

Howard S. Jonas founded IDT in August 1990, and has served as Chairman of the Board of Directors since its inception. Mr. Jonas served as Chief Executive Officer of the Company from December 1991 until July 2001, as President of the Company from December 1991 through September 1996, and as Treasurer of the Company from inception through 2002. Mr. Jonas has also served as the Vice Chairman of the Board of Directors of IDT Telecom, Inc. since December 1999 and as a director of IDT Capital, Inc. since September 2004. Mr. Jonas served as Co-Chairman of the Board of Directors of IDT Entertainment, Inc. from November 2004 until August 2006. Since August 2006, Mr. Jonas has been a director of Starz Media Holdings, LLC, Starz Media, LLC and Starz Foreign Holdings, LLC, each of which is a subsidiary of Liberty Media Corporation. Mr. Jonas is also the founder and has been President of Jonas Publishing since its inception in 1979. Mr. Jonas was the Chairman of the Board of Directors of Net2Phone from October 2001 to October 2004, the Vice Chairman of the Board of Directors of Net2Phone from October 2004 to June 2006, and has served as the Chairman of Net2Phone since June 2006. Mr. Jonas received a B.A. in Economics from Harvard University.

James R. Mellor has been a director of the Company since December 2006. Mr. Mellor has been the Chairman of USEC, Inc. (NYSE: USU), a global energy company, since 1998 and previously served as its Chairman and Chief Executive Officer. Mr. Mellor retired as Chairman and Chief Executive Officer of General Dynamics Corporation in 1997 and held various positions at General Dynamics from 1981 to 1997. Mr. Mellor was also the President and Chief Operating Officer of AM International, Inc. and was a director from 1977 to 1981. Prior to 1981, Mr. Mellor spent 18 years with Litton Industries in a variety of engineering and management positions, including Executive Vice President of Litton’s Defense Group from 1973 to 1977. Mr. Mellor was also with Hughes Aircraft Company from 1955 to 1958. Mr. Mellor was a consultant to the Department of Defense from 1972 to 1975. He also served as Chairman of the Shipbuilders Council of America, Chairman of the Computer and Business Equipment Manufacturers Association, and as a member of the Board of Directors of the Armed Forces Communications and Electronics Association, the National Security Industrial Association, the Navy League of the United States, the Board of Councilors of the University of Southern California Business School, and the Board of Trustees of Loyola Marymount University. Mr. Mellor is a member of the National Advisory Council of the University of Michigan, and a member of the United States-Egypt Presidents Council. He is presently on the Boards of Directors of USEC, Inc., the Scripps Research Institute, and Materia, Inc. He served on the Boards of Directors of IDT Corporation from 1997 to 1999 and Net2Phone from 1999 to 2006. He is presently on the Board of Trustees of the University of California—Irvine, the National Museum of American History and the National Endowment for the Humanities. Mr. Mellor graduated from the University of Michigan in 1952 with a B.S. in Electrical Engineering and Mathematics. He was awarded a Master of Science degree from the same university in 1953.

Judah Schorr has been a director of the Company since December 2006. Mr. Schorr founded Judah Schorr MD PC in 1994, an anesthesia provider to hospitals, ambulatory surgery centers and medical offices, and has been its President and owner since its inception, as well as the President of its subsidiary, Tutto Anesthesia. Dr. Schorr is the Director of Anesthesia Services at Bergen Regional Medical Center, the largest hospital in the state of New Jersey, and the Managing Partner of Chavrusa Realty Corp., a commercial real-estate company in Long Island, New York. Dr. Schorr received his B.S. in Psychology from Brooklyn College and his M.D. from the University of Trieste Faculty of Medicine and Surgery in Italy.

The Board of Directors has no reason to believe that any of the persons named above will be unable or unwilling to serve as a director, if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE ELECTION OF THE NOMINEES NAMED ABOVE.

Director Nominees and Executive Officers

The director nominees and executive officers of the Company are as follows:

Name	Age	Position
Howard S. Jonas	51	Chairman of the Board of Directors and Director Nominee
James A. Courter	66	Chief Executive Officer, Vice Chairman of the Board of Directors and Director Nominee
Ira A. Greenstein	47	President
Stephen R. Brown	51	Chief Operating Officer
Marc J. Oppenheimer	50	Executive Vice President, Chief Financial Officer and Treasurer
Mitch Silberman	39	Chief Accounting Officer and Controller
Joyce J. Mason	48	Executive Vice President, General Counsel and Corporate Secretary
Douglas W. Mauro	65	Chief Tax Officer
Marc E. Knoller	46	Executive Vice President
Moshe Kaganoff	36	Executive Vice President of Strategic Planning
Morris Lichtenstein	43	Executive Vice President of Telecom
Ely D. Tendler	39	Executive Vice President of Telecom Legal
Mikhail Leibov	57	Executive Vice President of Telecom Business Development
Eric F. Cosentino	50	Director and Director Nominee
James R. Mellor	77	Director and Director Nominee
Judah Schorr	55	Director and Director Nominee

Set forth below is biographical information with respect to the Company’s current directors and executive officers, except for the director nominees, whose information is set forth above:

Ira A. Greenstein joined the Company in January 2000 and served as Counsel to the Chairman until July 2001. Since August 2001, Mr. Greenstein has served as the President of the Company and served as a director of the Company from December 2003 until December 2006. Prior to joining the Company, Mr. Greenstein was a partner in the law firm of Morrison & Foerster LLP from February 1997 to November 1999, where he served as the Chairman of that firm’s New York Office’s Business Department. Concurrently, Mr. Greenstein served as General Counsel and Secretary of Net2Phone, Inc. from January 1999 to November 1999. Prior to 1997, Mr. Greenstein was an associate in the New York and Toronto offices of Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Greenstein also served on the Securities Advisory Committee and as secondment counsel to the Ontario Securities Commission. Mr. Greenstein serves on the Board of Directors of Document Security Systems, Inc. (AMEX:DMC) and the Board of Advisors of the Columbia Law School Center on Corporate Governance. Mr. Greenstein received a B.S. from Cornell University and a J.D. from Columbia University Law School.

Stephen R. Brown joined the Company as its Chief Financial Officer in May 1995, a position he held until May 2006 and again from March 2007 through August 2007. Mr. Brown currently serves as the Chief Operating Officer of the Company, a position he has held since October 2007. Mr. Brown also served as Senior Vice President of the Company from September 2007 through October 2007 and as Treasurer of the Company from March 2007 through August 2007, a position he previously held from June 2002 through May 2006. Mr. Brown has been the Chairman of IDT Carmel since June 2007. Mr. Brown served as a director of the Company from February 2000 through December 2006. He served as Co-Chairman of the Board of IDT Entertainment from November 2003, and as President and Treasurer of that division from December 2002, until its sale in August 2006. Mr. Brown was a director of Net2Phone, Inc. from October 2001 to October 2004 and the Chief Financial Officer of IDT Spectrum from June 2005 to November 2005. From 1985 to May 1995, Mr. Brown operated his own public accounting practice. Mr. Brown received a B.A. in Economics from Yeshiva University and a B.B.A. in Business and Accounting from Baruch College.

Marc J. Oppenheimer has been the Executive Vice President, Chief Financial Officer and Treasurer of the Company since August 2007. He served as a director of the Company from April 2006 through August 2007 and on either the Company’s or its subsidiaries’ boards since December 2002. Mr. Oppenheimer served as the Lead Independent Director of the Company’s Board of Directors and the Audit Committee’s financial expert from December 2006 through August 2007. Mr. Oppenheimer has been the President of Octagon Associates, Inc., a merchant banking and financial/strategic advisory firm, since 1994, and President and a director of its affiliate, LC Holdings Ltd., since its creation in 2007. Until mid-2006, he was Executive Vice President of Kenmar Global Investment Management, Inc., and a Managing Director of Kenmar-Nihon Venture Capital, LLC. Kenmar is a global asset management firm which, during his tenure, managed $2.4 billion in assets. He has held significant operating and financial positions throughout his 28-year career. Mr. Oppenheimer was previously the President and Chief Executive Officer of Crystallex International Corporation (AMEX: KRY), a publicly traded international natural resources company primarily focused in South America, from February 1995 to September 2003 and served as its Vice Chairman from September 2003 to May 2004. He currently serves on the Board of Directors of Crystallex International Corporation and Vitacost.com. Mr. Oppenheimer started his financial career as a Credit Officer at The Chase Manhattan Bank, N.A. specializing in international lending and commodity financing. Mr. Oppenheimer also served as the Director of Trade and Merchant Banking for Midlantic National Bank, an institution with assets totaling approximately $29 billion. Mr. Oppenheimer has a B.S. with Honors in Management and Industrial Relations from New York University as well as an MBA with Honors in Finance from New York University.

Mitch Silberman has served as the Company’s Chief Accounting Officer and Controller since June 2006. Mr. Silberman joined the Company in October 2002 and held various positions, including Director of Financial Reporting and Assistant Controller, until June 2006. Prior to joining the Company, Mr. Silberman was a senior manager at KPMG LLP. Mr. Silberman, a Certified Public Accountant, received a B.S. in Accounting from Brooklyn College and has over 17 years of accounting and finance experience.

Joyce J. Mason has served as an Executive Vice President of the Company since December 1998 and as General Counsel and Corporate Secretary of the Company since its inception. Ms. Mason also served as a director of the Company since its inception until December 2006. In addition, Ms. Mason served as a director of IDT Telecom, Inc. from December 1999 until May 2001 and as a director of Net2Phone, Inc. from October 2001 until October 2004. Prior to joining the Company, Ms. Mason had been in private legal practice. Ms. Mason received a B.A. from the City University of New York and a J.D. from New York Law School.

Douglas W. Mauro has been Chief Tax Officer of the Company since March 2005. He joined the Company in 1999 and is responsible for all tax matters for the Company. Mr. Mauro has over 25 years experience in corporate taxation. Mr. Mauro’s prior experience includes Vice President, Tax for ICN Pharmaceuticals in Costa Mesa, California and extensive experience in international taxes at various pharmaceutical companies where he served as the top tax officer. Mr. Mauro received a B.B.A. in Accounting from Hofstra University and an M.B.A. in Tax from New York University Stern School of Business.

Marc E. Knoller has been an Executive Vice President of the Company since December 1998 and served as a director of the Company from March 1996 to August 2007. Mr. Knoller joined the Company as a Vice President in March 1991 and also served as a director of its predecessor. Mr. Knoller has served as Vice President of Jonas Publishing from 1991 until the present. Mr. Knoller received a B.B.A. from Baruch College.

Moshe Kaganoff has served as the Company’s Executive Vice President of Strategic Planning since January 2000 and served as a director of the Company from March 1999 until December 2006. Mr. Kaganoff has served as a director of IDT Capital, Inc. since September 2004. From April 1994 through July 1998, Mr. Kaganoff served as the Company’s Manager of Operations. From August 2001 through December 2004, Mr. Kaganoff also served as Executive Vice President of Strategic Planning for IDT Telecom, Inc. Mr. Kaganoff holds a B.A. in Economics from Yeshiva University.

Morris Lichtenstein has served as the Executive Vice President of Telecom of the Company since October 2007. Prior to that position, Mr. Lichtenstein served as Chief Operating Officer of the Company from January 2006 until October 2007. Mr. Lichtenstein has also served as the Chief Executive Officer of IDT Telecom since October 2007. Prior to that, Mr. Lichtenstein served as the Company’s Executive Vice President of Business Development from January 2000 until January 2006, and as the Company’s Controller from January 1999 to December 1999. Mr. Lichtenstein also served as the Chief Executive Officer and Treasurer of IDT Telecom, Inc. from May 2001 until December 2005 and as the Chairman of the Board of Directors of IDT Telecom, Inc. from May 2001 until June 2007. Mr. Lichtenstein received a B.A. from Touro College.

Ely D. Tendler currently serves as the Company’s Executive Vice President of Telecom Legal, a position he has held since October 2007. Prior to that position, Mr. Tendler served as the Chief Legal Officer of the Company from June 2005 until October 2007. He first began working for the Company’s subsidiary, IDT Telecom, Inc., as Senior Vice President and Senior Corporate Counsel in January 2003, and in March 2004 became IDT Telecom’s Executive Vice President, General Counsel and Secretary. Prior to joining the Company, Mr. Tendler was an attorney with the New York office of Kramer Levin since 1994, specializing in M&A and securities transactions. Mr. Tendler received a B.A. from Yeshiva University and a J.D. from Yale Law School.

Mikhail Leibov initially joined the Company in 2000 when the Company bought Corbina Telecom, the Russian telecommunications company he founded in 1995. From the acquisition of Corbina until its sale by the Company in March 2006, Mr. Leibov served as Corbina’s Chief Executive Officer. He rejoined the Company in December 2006 and was named as Chairman of IDT Telecom. Mr. Leibov currently serves as the President of IDT Telecom and as Executive Vice President of Telecom Business Development of the Company, positions he has held since October 2007. Mr. Leibov served as Executive Vice President of Business Development of IDT Corporation from June 2007 through October 2007. Prior to joining IDT, Mr. Leibov worked for a number of companies in the telecommunications and technology industries, including IBM, AT&T, Bellcore and Prodigy. Mr. Leibov received an M.S. degree in applied mathematics from Moscow University.

Relationships among Directors or Executive Officers

Mr. Howard S. Jonas and Ms. Joyce J. Mason are brother and sister. There are no other familial relationships among any of the directors or executive officers of the Company.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO THE COMPANY’S

2005 STOCK OPTION AND INCENTIVE PLAN

The Company’s stockholders are being asked to approve an amendment to the Company’s 2005 Stock Option and Incentive Plan (the “2005 Plan”) that will increase the number of shares of Class B Common Stock available for grants under the 2005 Plan by 1,500,000 shares. The Board of Directors adopted the proposed amendment on October 29, 2007, subject to stockholder approval at the Annual Meeting.

The Board of Directors believes that the proposed amendment is necessary in order to provide the Company with a sufficient reserve of shares of Class B Common Stock for future grants needed to attract and retain the services of key employees, directors and consultants of the Company essential to the Company’s long-term success.

The proposed amendment is being submitted for a stockholder vote in order to enable the Company to grant, among other equity grants permitted pursuant to the Plan, options which are incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); and because such approval may be required or advisable in connection with (i) the provisions set forth in Section 162(m) of the Code relating to the deductibility of certain compensation and (ii) the rules and regulations applicable to New York Stock Exchange-listed companies.

The following description of the 2005 Plan, as proposed to be amended by this Proposal, is a summary, does not purport to be complete and is qualified in its entirety by the full text of the 2005 Plan, as proposed to be amended. A copy of the 2005 Plan, as proposed to be amended, is attached hereto as Exhibit A and has been filed with the SEC with this Proxy Statement.

DESCRIPTION OF THE 2005 PLAN

Pursuant to the 2005 Plan, officers, employees, directors and consultants of the Company and certain of its subsidiaries are eligible to receive awards of stock options, stock appreciation rights, limited stock appreciation rights, restricted stock and deferred stock units. Options granted under the 2005 Plan may be ISOs or non-qualified stock options (“NQSOs”). Stock appreciation rights (“SARs”) and limited stock appreciation rights (“LSARs”) may be granted either alone or simultaneously with the grant of an option. Restricted stock and deferred stock units may be granted in addition to or in lieu of any other award made under the 2005 Plan.

The maximum number of shares of Class B Common Stock reserved for the grant of awards under the 2005 Plan is 5,500,000 (including the 1,500,000 shares of Class B Common Stock reserved subject to approval of the stockholders of this Proposal). Such share reserves are subject to further adjustment in the event of specified changes to the capital structure of the Company. The shares may be made available either from the Company’s authorized but unissued capital stock or from capital stock reacquired by the Company.

The Compensation Committee of the Board of Directors administers the 2005 Plan. Subject to the provisions of the 2005 Plan, the Compensation Committee determines the type of awards, when and to whom awards will be granted, the number of shares covered by each award and the terms, provisions and kind of consideration payable (if any), with respect to awards. The Compensation Committee may interpret the 2005 Plan and may at any time adopt such rules and regulations for the 2005 Plan as it deems advisable, including the delegation of certain of its authority. In determining the persons to whom awards shall be granted and the number of shares covered by each award, the Compensation Committee takes into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Compensation Committee deems relevant.

An option may be granted on such terms and conditions as the Compensation Committee may approve, and generally may be exercised for a period of up to ten years from the date of grant. Generally, ISOs will be granted with an exercise price equal to the “Fair Market Value” (as defined in the 2005 Plan) on the date of grant. In the case of ISOs, certain limitations will apply with respect to the aggregate value of option shares which can become exercisable for the first time during any one calendar year, and certain additional limitations will apply to ISOs granted to “Ten Percent Stockholders” of the Company (as defined in the 2005 Plan). The Compensation Committee may provide for the payment of the option price in cash, by delivery of Common Stock or Class B Common Stock having a Fair Market Value equal to such option price, by a combination thereof or by any other method. Options granted under the 2005 Plan will become exercisable at such times and under such conditions as the Compensation Committee shall determine, subject to acceleration of the exercisability of options in the event of, among other things, a “Change in Control,” a “Corporate Transaction” or a “Related Entity Disposition” (in each case, as defined in the 2005 Plan).

The 2005 Plan provides for automatic option and restricted stock grants to eligible non-employee directors of the Company and its non-public, majority-owned subsidiaries. Once per year, each non-employee director will receive 3,750 shares of fully vested restricted stock and each non-employee director who serves as a member of one or more committees of the Board of Directors of the Company as of such grant date shall receive an additional grant of 3,750 shares of fully vested restricted stock (without duplicate grants for serving on multiple Board committees). New non-employee directors will receive a pro-rata amount (based on projected quarters of service for such calendar year following the grant date) of such annual grants on their date of initial election and qualification as a non-employee director. The grant date for incumbent annual non-employee director grants will be each January 5 (or the next business day).

The 2005 Plan also provides for the granting of restricted stock awards, which are awards of Common Stock or Class B Common Stock that may not be disposed of, except by will or the laws of descent and distribution, for such period as the Compensation Committee determines (the “restricted period”). The Compensation Committee may also impose such other conditions and restrictions, if any, on the shares as it deems appropriate, including the satisfaction of performance criteria. All restrictions affecting the awarded shares lapse in the event of a Change in Control, a Corporate Transaction or a Related Entity Disposition.

During the restricted period for a restricted stock award, the grantee will be entitled to receive dividends with respect to, and to vote, the shares of restricted stock awarded to him or her. If, during the restricted period, the grantee’s service with the Company terminates, any shares remaining subject to restrictions will be forfeited. The Compensation Committee has the authority to cancel any or all outstanding restrictions prior to the end of the restricted period, including cancellation of restrictions in connection with certain types of termination of service.

The 2005 Plan also permits the Compensation Committee to grant SARs and/or LSARS. Generally, SARs may be exercised at such time or times and only to the extent determined by the Compensation Committee and LSARs may be exercised only (i) during the 90 days immediately following a Change in Control or (ii) immediately prior to the effective date of a Corporate Transaction (as defined in the 2005 Plan). LSARs will be exercisable at such time or times and only to the extent determined by the Compensation Committee. An LSAR granted in connection with an ISO is exercisable only if the Fair Market Value per share of Common Stock or Class B Common Stock, as applicable, on the date of grant exceeds the purchase price specified in the related ISO.

Upon exercise of an SAR, a grantee will receive for each share for which an SAR is exercised, an amount in cash or Class B Common Stock, as determined by the Compensation Committee, equal to the excess, if any, of (i) the Fair Market Value of a share of Class B Common Stock on the date the SAR is exercised, over (ii) the exercise or other base price of the SAR or, if applicable, the exercise price per share of the option to which the SAR relates.

Upon exercise of an LSAR, a grantee will receive for each share for which an LSAR is exercised, an amount in cash equal to the excess, if any, of (i) the greater of (x) the highest Fair Market Value of a share of Class B Common Stock during the 90-day period ending on the date the LSAR is exercised, and (y) whichever of the following is applicable: (1) the highest per share price paid in any tender or exchange offer which is in effect at any time during the 90 days ending on the date of exercise of the LSAR; (2) the fixed or formula price for the acquisition of shares of Class B Common Stock in a merger in which the Company will not continue as the surviving corporation, or upon a consolidation, or a sale, exchange or disposition of all or substantially all of the Company’s assets, approved by the Company’s stockholders (if such price is determinable on the date of exercise); and (3) the highest price per share of Class B Common Stock shown on Schedule 13D, or any amendment thereto, filed by the holder of the specified percentage of Common Stock or Class B Common Stock, as applicable, the acquisition of which gives rise to the exercisability of the LSAR over (ii) the exercise or other base price of the LSAR or, if applicable, the exercise price per share of the option to which the LSAR relates. In no event, however, may the holder of an LSAR granted in connection with an ISO receive an amount in excess of the maximum amount which will enable the option to continue to qualify as an ISO.

When an SAR or LSAR is exercised, the option to which it relates, if any, will cease to be exercisable to the extent of the number of shares with respect to which the SAR or LSAR is exercised, but will be deemed to have been exercised for purposes of determining the number of shares available for the future grant of awards under the 2005 Plan.

The 2005 Plan further provides for the granting of deferred stock units, which are awards providing a right to receive shares of Common Stock or Class B Common Stock on a deferred basis, subject to such restrictions and a restricted period as the Compensation Committee determines. The Compensation Committee may also impose such other conditions and restrictions, if any, on the payment of shares as it deems appropriate, including the satisfaction of performance criteria. All deferred stock awards become fully vested in the event of a Change of Control, a Corporate Transaction or a Related Entity Disposition.

The grantee of a deferred stock unit will not be entitled to receive dividends or vote the underlying shares until the underlying shares are delivered to the grantee. The Compensation Committee has the authority to cancel any or all outstanding restrictions prior to the end of the restricted period, including cancellation of restrictions in connection with certain types of termination of service.

During any one calendar year, no grantee may be granted options to acquire more than an aggregate of 2,000,000 shares of Common Stock and Class B Common Stock or be awarded more than 2,000,000 shares of restricted stock or deferred stock units (in each case subject to further adjustment as provided in the 2005 Plan).

The Board of Directors may at any time and from time to time suspend, amend, modify or terminate the 2005 Plan; provided, however, that, to the extent required by any other law, regulation or stock exchange rule, no such change shall be effective without the requisite approval of the Company’s stockholders. In addition, no such change may adversely affect an award previously granted, except with the written consent of the grantee.

No awards may be granted under the 2005 Plan after the tenth anniversary of its initial adoption.

ISOs (and any related SARs) are not assignable or transferable except by the laws of descent and distribution. Non-qualified stock options (and any SARs or LSARs related thereto) may be transferred to the extent permitted by the Compensation Committee. Holders of NQSOs (and any SARs or LSARs related thereto) are permitted to transfer such NQSOs for no consideration to such holder’s “family members” (as defined in Form S-8) with the prior approval of the Compensation Committee.

Except as set forth in the table below, the Company cannot now determine the number of options or other awards to be granted in the future under the 2005 Plan to officers, directors, employees and consultants. Actual awards under the 2005 Plan to Named Executive Officers for Fiscal 2007 are reported under the heading “Grant of Plan-Based Awards.”

New Plan Benefits

Name and Principal Position	Number of Shares of Restricted Class B Common Stock
Non-Employee Director Group	22,500	(1)

(1)	Each non-employee director of the Company will receive an annual grant of 3,750 shares of restricted Class B Common Stock for being a director and an additional 3,750 shares of restricted Class B Common Stock for serving on a committee of the Board of Directors of the Company. In 2007, this automatic grant was made on January 5, 2007. Calculation is based upon the number of non-employee directors nominated for election at the Annual Meeting.

Federal Income Tax Consequences of Awards Granted under the 2005 Plan

The Company believes that, under present law, the following are the U.S. federal income tax consequences generally arising with respect to awards under the 2005 Plan.

Incentive Stock Options. ISOs granted under the 2005 Plan are intended to meet the definitional requirements of Section 422(b) of the Code for “incentive stock options.” A participant who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal taxable income to the participant, provided that (i) the federal “alternative minimum tax,” which depends on the participant’s particular tax situation, does not apply and (ii) the participant is employed by the Company from the date of grant of the option until three months prior to the exercise thereof, except where such employment or service terminates by reason of disability or death (where the three month period is extended to one year).

Further, if after exercising an ISO, a participant disposes of the Class B Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the Class B Common Stock pursuant to the exercise of such ISO (the “applicable holding period”), the participant will normally recognize a long-term capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, the participant does not hold the shares so acquired for the applicable holding period—thereby making a “disqualifying disposition”—the participant would realize ordinary income on the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price, and the balance of income, if any, would be long-term capital gain (provided the holding period for the shares exceeded one year and the participant held such shares as a capital asset at such time).

A participant who exercises an ISO by delivering Class B Common Stock previously acquired pursuant to the exercise of another ISO is treated as making a “disqualifying disposition” of such Class B Common Stock if such shares are delivered before the expiration of their applicable holding period. Upon the exercise of an ISO with previously acquired shares as to which no disqualifying disposition occurs, the participant would not recognize gain or loss with respect to such previously acquired shares. The Company will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the Class B Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code (discussed below) do not apply.

Non-Qualified Stock Options and Stock Appreciation Rights. Non-qualified stock options granted under the 2005 Plan are options that do not qualify as ISOs. A participant who receives an NQSO or an SAR (including an LSAR) will not recognize any taxable income upon the grant of such NQSO or SAR. However, the participant generally will recognize ordinary income upon exercise of an NQSO in an amount equal to the excess of (i) the fair market value of the shares of Class B Common Stock at the time of exercise over (ii) the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received.

The ordinary income recognized with respect to the receipt of shares or cash upon exercise of a NQSO or an SAR will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of an SAR for shares or upon the exercise of a NQSO, the Company may satisfy the liability in whole or in part by withholding shares of Class B Common Stock from those that otherwise would be issuable to the participant or by the participant tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises.

A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income recognized by the individual with respect to his or her NQSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

If a participant exercises an NQSO by delivering shares of Common Stock or Class B Common Stock to the Company, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a “disqualifying disposition” as described above, the participant will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the participant’s tax basis. The participant, however, will be taxed as described above with respect to the exercise of the NQSO as if he or she had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction.

Other Awards. With respect to other awards under the 2005 Plan that are settled either in cash or in shares of Class B Common Stock that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), participants generally will recognize ordinary income equal to the amount of cash or the fair market value of the Class B Common Stock received. Participants also will not recognize income upon the grant of a deferred stock unit, and will instead recognize ordinary income when shares of Class B Common Stock are delivered in satisfaction of such award.

With respect to restricted stock awards under the 2005 Plan that are restricted to transferability and subject to a substantial risk of forfeiture—absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a “Section 83(b) election”)—a participant will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares (the “Restrictions”) lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any. If a Section 83(b) election is made, the participant will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the Class B Common Stock as of that date over the price paid for such award, if any.

The ordinary income recognized with respect to the receipt of cash, shares of Class B Common Stock or other property under the 2005 Plan will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying withholding tax liabilities that arise with respect to the delivery of cash or property (or vesting thereof), the Company may satisfy the liability in whole or in part by withholding shares of Class B Common Stock from those that would otherwise be issuable to the participant or by the participant tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises.

The Company generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the participant, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

Change in Control. In general, if the total amount of payments to a participant that are contingent upon a “change of control” of the Company (as defined in Section 280G of the Code), including awards under the 2005 Plan that vest upon a “change in control,” equals or exceeds three times the individual’s “base amount” (generally, such participant’s average annual compensation for the five calendar years preceding the change in control), then, subject to certain exceptions, the payments may be treated as “parachute payments” under the Code, in which case a portion of such payments would be non-deductible to the Company and the participant would be subject to a 20% excise tax on such portion of the payments.

Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NQSO or SAR or the disqualifying disposition of stock purchased pursuant to an ISO). One such exception applies to certain performance-based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. The Company believes that Stock Options, SARs and LSARs granted under the 2005 Plan should qualify for the performance-based compensation exception to Section 162(m).

On October 23, 2007, the last reported sale prices of the Company’s Class B Common Stock and Common Stock on the New York Stock Exchange were $7.92 and $7.65, respectively, per share.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

APPROVAL OF THE AMENDMENTS TO THE 2005 PLAN AS DESCRIBED ABOVE.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s stockholders are being asked to ratify the Board of Directors’ appointment of Ernst & Young LLP for the Fiscal Year ending July 31, 2008.

Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 1993. The Audit Committee of the Board of Directors has appointed Ernst & Young as the Company’s independent registered public accounting firm for Fiscal 2008. Neither the Company’s governing documents nor applicable law requires stockholder ratification of our independent registered public accounting firm. However, the Audit Committee will consider the results of the stockholder vote for this proposal and, in the event of a negative vote, will review its future selection of Ernst & Young. Even if Ernst & Young LLP’s appointment is ratified by the stockholders, the Audit Committee may, in its discretion, appoint a new independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and it stockholders.

We expect that a representative of Ernst & Young will be present at the Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make such statements as they may desire.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING JULY 31, 2008.

Audit and Non-Audit Fees

The following table presents fees billed for professional services rendered by Ernst & Young LLP for the fiscal years ended July 31, 2007, and July 31, 2006.

Year Ended July 31	2007	2006
Audit Fees(1)	$3,485,575	$4,274,638
Audit Related Fees(2)	56,825	957,648
Tax Fees(3)	318,302	137,785
All Other Fees(4)	2,500	0

Total	$3,863,202	$5,370,071

(1)	Audit Fees consist of fees for the audit of the Company’s financial statements, as well as fees for the audits of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of internal control over financial reporting. Also included in this category are fees for accounting consultations related to the Company’s financial statements and services associated with registration statements filed with the SEC.
(2)	Audit Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. It also includes fees for due diligence services related to mergers, acquisitions, and investments, and other audit related services.
(3)	Tax Fees consist of the aggregate fees billed for professional services rendered by Ernst & Young LLP for tax compliance, tax advice, and tax planning (domestic and international).
(4)	Consists of fees for use of Ernst & Young online.

The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of Ernst & Young LLP.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of the Company’s independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm, and all such services were approved by the Audit Committee in Fiscal 2006 and Fiscal 2007.

The Audit Committee assesses requests for services by the independent registered public accounting firm using several factors. The Audit Committee will consider whether such services are consistent with the PCAOB’s and SEC’s rules on auditor independence. In addition, the Audit Committee will determine whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service based upon the members’ familiarity with the Company’s business, people, culture, accounting systems, risk profile and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality.

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting process. The Audit Committee’s function is more fully described in its charter, which can be found on the Company’s website at www.idt.net. The Committee reviews the charter on an annual basis. The Board of Directors annually reviews the NYSE listing standards’ definition of independence for audit committee members and has determined that each member of the Committee meets that standard. The Board of Directors has also determined that James R. Mellor qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing independent audits of (i) the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles and (ii) the effectiveness of internal controls over financial reporting.

The Committee has reviewed and discussed with the Company’s management the audited financial statements of the Company for the Fiscal Year ended July 31, 2007, as well as the effectiveness of the Company’s internal controls over financial reporting as of July 31, 2007, and has discussed with Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards Board Standard No. 61, as amended, “Communication with Audit Committees.” In addition, Ernst & Young LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Ernst & Young LLP its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the Fiscal Year ended July 31, 2007, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

James R. Mellor, Chairman
Eric Cosentino
Judah Schorr

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Act, as amended, or the Exchange Act, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing report shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the SEC under the Act or under the Exchange Act.

OTHER INFORMATION

Submission of Proposals for the 2008 Meeting of Stockholders

Stockholders who wish to present proposals for inclusion in the Company’s proxy materials in connection with the 2008 annual meeting of stockholders must submit such proposals in writing to the General Counsel and Corporate Secretary of the Company at 520 Broad Street, Newark, New Jersey 07102, which proposals must be received at such address no later than July 18, 2008. In addition, any stockholder proposal submitted with respect to the Company’s 2007 annual meeting of stockholders, which proposal is submitted outside the requirements of Rule 14a-8 under the Exchange Act, will be considered untimely for purposes of Rule 14a-4 and 14a-5 if written notice thereof is received by the Company’s General Counsel and Corporate Secretary not less than 45 days prior to the day on which notice of the date of the annual meeting was mailed.

Other Matters

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies granted will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to fill in, sign and promptly return the accompanying form in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

November 15, 2007

Joyce Mason Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT A

IDT CORPORATION

2005 STOCK OPTION AND INCENTIVE PLAN

(Amended and Restated on October 29, 2007)

1. Purpose; Types of Awards; Construction.

The purpose of the IDT Corporation 2005 Stock Option and Incentive Plan (the “Plan”) is to provide incentives to executive officers, employees, directors and consultants of IDT Corporation (the “Company”), or any subsidiary of the Company which now exists or hereafter is organized or acquired by the Company, to acquire a proprietary interest in the Company, to continue as officers, employees, directors or consultants, to increase their efforts on behalf of the Company and to promote the success of the Company’s business. The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended, and of Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall be interpreted in a manner consistent with the requirements thereof.

2. Definitions.

As used in this Plan, the following words and phrases shall have the meanings indicated:

(a) “Agreement” shall mean a written agreement entered into between the Company and a Grantee in connection with an award under the Plan.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Change in Control” means a change in ownership or control of the Company effected through either of the following:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) any corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of common stock, or (D) any person who, immediately prior to the Initial Public Offering, owned more than 25% of the combined voting power of the Company’s then outstanding voting securities), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or any of its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 25% or more of the combined voting power of the Company’s then outstanding voting securities; or

(ii) during any period of not more than two consecutive years, not including any period prior to the initial adoption of this Plan by the Board, individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

(d) “Class B Common Stock” shall mean shares of Class B Common Stock, par value $.01 per share, of the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(f) “Committee” shall mean the Compensation Committee of the Board or such other committee as the Board may designate from time to time to administer the Plan.

(g) “Common Stock” shall mean shares of Common Stock, par value $.01 per share, of the Company.

(h) “Company” shall mean IDT Corporation, a corporation incorporated under the laws of the State of Delaware, or any successor corporation.

(i) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of officer, employee, director or consultant is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity or any successor in any capacity of officer, employee, director or consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of officer, employee, director or consultant (except as otherwise provided in the applicable Agreement). An approved leave of absence shall include sick leave, maternity leave, military leave (including without limitation service in the National Guard or the Army Reserves) or any other personal leave approved by the Committee. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days unless reemployment upon expiration of such leave is guaranteed by statute or contract.

(j) “Corporate Transaction” means any of the following transactions:

(i) a merger or consolidation of the Company with any other corporation or other entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 80% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as defined in the Exchange Act) acquired 25% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets (or any transaction having a similar effect).

(k) “Deferred Stock Units” mean a Grantee’s rights to receive shares of Class B Common Stock or Common Stock, as applicable, on a deferred basis, subject to such restrictions, forfeiture provisions and other terms and conditions as shall be determined by the Committee.

(l) “Disability” shall mean a Grantee’s inability to perform his or her duties with the Company or any of its affiliates by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Grantee and acceptable to the Company.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(n) “Fair Market Value” per share as of a particular date shall mean (i) the closing sale price per share of Class B Common Stock or Common Stock, as applicable, on the national securities exchange on which the Class B Common Stock or Common Stock, as applicable, is principally traded for the last preceding date on which there was a sale of such Class B Common Stock or Common Stock, as applicable, on such exchange, or (ii) if the shares of Class B Common Stock or Common Stock, as applicable, are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Class B Common Stock or Common Stock, as applicable, in such over-the-counter market for the last preceding date on which there was a sale of such Class B Common Stock or Common Stock, as applicable, in such market, or (iii) if the shares of Class B Common Stock or Common Stock, as applicable, are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

(o) “Grantee” shall mean a person who receives a grant of Options, Stock Appreciation Rights, Limited Rights, Deferred Stock Units or Restricted Stock under the Plan.

(p) “Incentive Stock Option” shall mean any option intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code.

(q) “Insider” shall mean a Grantee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

(r) “Insider Trading Policy” shall mean the Insider Trading Policy of the Company, as may be amended from time to time.

(s) “Limited Right” shall mean a limited stock appreciation right granted pursuant to Section 10 of the Plan.

(t) “Non-Employee Director” means a member of the Board or the board of directors of any Subsidiary (other than Net2Phone, Inc., Film Roman, Inc. or any other Subsidiary that has either (A) a class of “equity securities” (as defined in Rule 3a11-1 promulgated under the Exchange Act) registered under the Exchange Act or a similar foreign statute or (B) adopted any stock option plan, equity compensation plan or similar employee benefit plan in which non-employee directors of such Subsidiary are eligible to participate) who is not an employee of the Company or any Subsidiary.

(u) “Non-Employee Director Annual Grant” shall mean an award of 3,750 shares of Restricted Stock.

(v) “Non-Employee Director Grant Date” shall mean January 5 of the applicable year (or the following business day if January 5 is not a business day).

(w) “Nonqualified Stock Option” shall mean any option not designated as an Incentive Stock Option.

(x) “Option” or “Options” shall mean a grant to a Grantee of an option or options to purchase shares of Class B Common Stock or Common Stock, as applicable.

(y) “Option Agreement” shall have the meaning set forth in Section 6 of the Plan.

(z) “Option Price” shall mean the exercise price of the shares of Class B Common Stock or Common Stock, as applicable, covered by an Option.

(aa) “Parent” shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of granting an award under the Plan, each of the companies other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(bb) “Plan” means this IDT Corporation 2005 Stock Option and Incentive Plan, as amended or restated from time to time.

(cc) “Related Entity” means any Parent, Subsidiary or any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(dd) “Related Entity Disposition” means the sale, distribution or other disposition by the Company of all or substantially all of the Company’s interest in any Related Entity effected by a sale, merger or consolidation or other transaction involving such Related Entity or the sale of all or substantially all of the assets of such Related Entity.

(ee) “Restricted Period” shall have the meaning set forth in Section 11(b) of the Plan.

(ff) “Restricted Stock” means shares of Class B Common Stock or Common Stock, as applicable, issued under the Plan to a Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of refusal, repurchase provisions, forfeiture provisions and other terms and conditions as shall be determined by the Committee.

(gg) “Retirement” shall mean a Grantee’s retirement in accordance with the terms of any tax-qualified retirement plan maintained by the Company or any of its affiliates in which the Grantee participates.

(hh) “Rule 16b-3” shall mean Rule 16b-3, as from time to time in effect, promulgated under the Exchange Act, including any successor to such Rule.

(ii) “Stock Appreciation Right” shall mean the right, granted to a Grantee under Section 9 of the Plan, to be paid an amount measured by the appreciation in the Fair Market Value of a share of Class B Common Stock or Common Stock, as applicable, from the date of grant to the date of exercise of the right, with payment to be made in cash or Class B Common Stock or Common Stock, as applicable, as specified in the award or determined by the Committee.

(jj) “Subsidiary” shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company if each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(kk) “Tax Event” shall have the meaning set forth in Section 17 of the Plan.

(ll) “Ten Percent Stockholder” shall mean a Grantee who at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

3. Administration.

(a) The Plan shall be administered by the Committee, the members of which may be composed of (i) “non-employee directors” under Rule 16b-3 and “outside directors” under Section 162(m) of the Code, or (ii) any other members of the Board.

(b) The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options, Stock Appreciation Rights, Limited Rights, Deferred Stock Units and Restricted Stock; to determine which options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine which Options (if any) shall be accompanied by Limited Rights; to determine the purchase price of the shares of Class B Common Stock or Common Stock, as applicable, covered by each Option; to determine the persons to whom, and the time or times at which awards shall be granted; to determine the number of shares to be covered by each award; to interpret the Plan and any award under the Plan; to reconcile any inconsistent terms in the Plan or any award under the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Agreements (which need not be identical) and to cancel or suspend awards, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

(c) All decisions, determination and interpretations of the Committee shall be final and binding on all Grantees of any awards under this Plan. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

(d) The Committee may delegate to one or more executive officers of the Company the authority to (i) grant awards under the Plan to employees of the Company and its Subsidiaries who are not officers or directors of the Company, (ii) execute and deliver documents or take such other ministerial actions on behalf of the Committee with respect to awards and (iii) to make interpretations of the Plan. The grant of authority in this Section 3(d) shall be subject to such conditions and limitations as may be determined by the Committee. If the Committee delegates authority to any such executive officer or executive officers of the Company pursuant to this Section 3(d), and such executive officer or executive officers grant awards pursuant to such delegated authority, references in this Plan to the “Committee” as they relate to such awards shall be deemed to refer to such executive officer or executive officers, as applicable.

4. Eligibility.

Awards may be granted to executive officers, employees, directors and consultants of the Company or of any Subsidiary. In addition to any other awards granted to Non-Employee Directors hereunder, awards shall be granted to Non-Employee Directors pursuant to Section 14 of the Plan. In determining the persons to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5. Stock.

(a) The maximum number of shares of Class B Common Stock reserved for the grant of awards under the Plan shall be 5,500,000, subject to adjustment as provided in Section 12 of the Plan. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company.

(b) If any outstanding award under the Plan should, for any reason expire, be canceled or be forfeited (other than in connection with the exercise of a Stock Appreciation Right or a Limited Right), without having been exercised in full, the shares of Class B Common Stock allocable to the unexercised, canceled or terminated portion of such award shall (unless the Plan shall have been terminated) become available for subsequent grants of awards under the Plan, unless otherwise determined by the Committee.

(c) In no event may a Grantee be granted during any calendar year Options to acquire more than an aggregate of 2,000,000 shares of Class B Common Stock and Common Stock or more than 2,000,000 shares of Restricted Stock or Deferred Stock Units, subject to adjustment as provided in Section 12 of the Plan.

6. Terms and Conditions of Options.

(a) OPTION AGREEMENT. Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee (the “Option Agreement”), in such form and containing such terms and conditions as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Option Agreement. For purposes of interpreting this Section 6, a director’s service as a member of the Board or a consultant’s service shall be deemed to be employment with the Company.

(b) NUMBER OF SHARES. Each Option Agreement shall state the number of shares of Class B Common Stock or Common Stock, as applicable, to which the Option relates.

(c) TYPE OF OPTION. Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option. In the absence of such designation, the Option will be deemed to be a Nonqualified Stock Option.

(d) OPTION PRICE. Each Option Agreement shall state the Option Price, which, in the case of an Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Class B Common Stock or Common Stock, as applicable, covered by the Option on the date of grant. The Option Price shall be subject to adjustment as provided in Section 12 of the Plan.

(e) MEDIUM AND TIME OF PAYMENT. The Option Price shall be paid in full, at the time of exercise, in cash or in shares of Class B Common Stock or Common Stock, as applicable, having a Fair Market Value equal to such Option Price or in a combination of cash and Class B Common Stock or Common Stock, as applicable, including a cashless exercise procedure through a broker-dealer; provided, however, that in the case of an Incentive Stock Option, the medium of payment shall be determined at the time of grant and set forth in the applicable Option Agreement.

(f) TERM AND EXERCISABILITY OF OPTIONS. Each Option Agreement shall provide the exercise schedule for the Option as determined by the Committee, provided, that, the Committee shall have the authority to accelerate the exercisability of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period will be ten (10) years from the date of the grant of the option unless otherwise determined by the Committee; provided, however, that in the case of an Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Sections 6(g) and 6(h) of the Plan. An Option may be exercised, as to any or all full shares of Class B Common Stock or Common Stock, as applicable, as to which the Option has become exercisable, by written notice delivered in person or by mail to the Company’s transfer agent or other administrator designated by the Company, specifying the number of shares of Class B Common Stock or Common Stock, as applicable, with respect to which the Option is being exercised.

(g) TERMINATION. Except as provided in this Section 6(g) and in Section 6(h) of the Plan, an Option may not be exercised unless the Grantee is then in the employ of or maintaining a director or consultant relationship with the Company or a Subsidiary thereof (or a company or a Parent or Subsidiary of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained in Continuous Service with the Company or any Subsidiary since the date of grant of the Option. In the event that the employment or consultant relationship of a Grantee shall terminate (other than by reason of death, Disability or Retirement), all Options of such Grantee that are exercisable at the time of Grantee’s termination may, unless earlier terminated in accordance with their terms, be exercised within 180 days after the date of termination (or such different period as the Committee shall prescribe).

(h) DEATH, DISABILITY OR RETIREMENT OF GRANTEE. If a Grantee shall die while employed by, or maintaining a director or consultant relationship with, the Company or a Subsidiary thereof, or within thirty (30) days after the date of termination of such Grantee’s employment, director or consultant relationship (or within such different period as the Committee may have provided pursuant to Section 6(g) of the Plan), or if the Grantee’s employment, director or consultant relationship shall terminate by reason of Disability, all Options theretofore granted to such Grantee (to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Grantee or by the Grantee’s estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by result of death or Disability of the Grantee, at any time within 180 days after the death or Disability of the Grantee (or such different period as the Committee shall prescribe). In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or former Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option. In the event that the employment or consultant relationship of a Grantee shall terminate on account of such Grantee’s Retirement, all Options of such Grantee that are exercisable at the time of such Retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within one hundred eighty (180) days after the date of such Retirement (or such different period as the Committee shall prescribe).

(i) OTHER PROVISIONS. The Option Agreements evidencing awards under the Plan shall contain such other terms and conditions not inconsistent with the Plan as the Committee may determine.

7. Nonqualified Stock Options.

Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 6 of the Plan.

8. Incentive Stock Options.

Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 6 of the Plan:

(a) LIMITATION ON VALUE OF SHARES. To the extent that the aggregate Fair Market Value of shares of Class B Common Stock or Common Stock, as applicable, subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Subsidiary) exceeds $100,000, such excess Options, to the extent of the shares covered thereby in excess of the foregoing limitation, shall be treated as Nonqualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the shares of Class B Common Stock or Common Stock, as applicable, shall be determined as of the date that the Option with respect to such shares was granted.

(b) TEN PERCENT STOCKHOLDER. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Class B Common Stock or Common Stock, as applicable, on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

9. Stock Appreciation Rights.

The Committee shall have authority to grant a Stock Appreciation Right, either alone or in tandem with any Option. A Stock Appreciation Right granted in tandem with an Option shall, except as provided in this Section 9 or as may be determined by the Committee, be subject to the same terms and conditions as the related Option. Each Stock Appreciation Right granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

(a) TIME OF GRANT. A Stock Appreciation Right may be granted at such time or times as may be determined by the Committee.

(b) PAYMENT. A Stock Appreciation Right shall entitle the holder thereof, upon exercise of the Stock Appreciation Right or any portion thereof, to receive payment of an amount computed pursuant to Section 9(d) of the Plan.

(c) EXERCISE. A Stock Appreciation Right shall be exercisable at such time or times and only to the extent determined by the Committee, and will not be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Class B Common Stock or Common Stock, as applicable, on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option. Unless otherwise approved by the Committee, no Grantee shall be permitted to exercise any Stock Appreciation Right during the period beginning two weeks prior to the end of each of the Company’s fiscal quarters and ending on the second business day following the day on which the Company releases to the public a summary of its fiscal results for such period.

(d) AMOUNT PAYABLE. Upon the exercise of a Stock Appreciation Right, the Optionee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Class B Common Stock or Common Stock, as applicable, on the date of exercise of such Stock Appreciation Right over the exercise or other base price of the Stock Appreciation Right or, if applicable, the Option Price of the related Option, by (ii) the number of shares of Class B Common Stock or Common Stock, as applicable, as to which such Stock Appreciation Right is being exercised.

(e) TREATMENT OF RELATED OPTIONS AND STOCK APPRECIATION RIGHTS UPON EXERCISE. Upon the exercise of a Stock Appreciation Right, the related Option, if any, shall be canceled to the extent of the number of shares of Class B Common Stock or Common Stock, as applicable, as to which the Stock Appreciation Right is exercised. Upon the exercise or surrender of an option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of shares of Class B Common Stock or Common Stock, as applicable, as to which the Option is exercised or surrendered.

(f) METHOD OF EXERCISE. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered to the Company in accordance with procedures specified by the Company from time to time. Such notice shall state the number of shares of Class B Common Stock or Common Stock, as applicable, with respect to which the Stock Appreciation Right is being exercised. A Grantee may also be required to deliver to the Company the underlying Agreement evidencing the Stock Appreciation Right being exercised and any related Option Agreement so that a notation of such exercise may be made thereon, and such Agreements shall then be returned to the Grantee.

(g) FORM OF PAYMENT. Payment of the amount determined under Section 9(d) of the Plan may be made solely in whole shares of Class B Common Stock or Common Stock, as applicable, in a number based upon their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of Class B Common Stock or Common Stock, as applicable, as the Committee deems advisable. If the Committee decides to make full payment in shares of Class B Common Stock or Common Stock, as applicable, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

10. Limited Stock Appreciation Rights.

The Committee shall have authority to grant a Limited Right, either alone or in tandem with any Option. Each Limited Right granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

(a) TIME OF GRANT. A Limited Right may be granted at such time or times as may be determined by the Committee.

(b) EXERCISE. A Limited Right may be exercised only (i) during the ninety-day period following the occurrence of a Change in Control or (ii) immediately prior to the effective date of a Corporate Transaction. A Limited Right shall be exercisable at such time or times and only to the extent determined by the Committee, and will not be transferable except to the extent any related Option is transferable or as otherwise determined by the Committee. A Limited Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Class B Common Stock or Common Stock, as applicable, on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option.

(c) AMOUNT PAYABLE. Upon the exercise of a Limited Right, the Grantee thereof shall receive in cash whichever of the following amounts is applicable:

(i) in the case of the realization of Limited Rights by reason of an acquisition of common stock described in clause (i) of the definition of “Change in Control” (Section 2(c) above), an amount equal to the Acquisition Spread as defined in Section 10(d)(ii) below; or

(ii) in the case of the realization of Limited Rights by reason of stockholder approval of an agreement or plan described in clause (i) of the definition of “Corporate Transaction” (Section 2(j) above), an amount equal to the Merger Spread as defined in Section 10(d)(iv) below; or

(iii) in the case of the realization of Limited Rights by reason of the change in composition of the Board described in clause (ii) of the definition of “Change in Control” or stockholder approval of a plan or agreement described in clause (ii) of the definition of Corporate Transaction, an amount equal to the Spread as defined in Section 10(d)(v) below.

Notwithstanding the foregoing provisions of this Section 10(c) (or unless otherwise approved by the Committee), in the case of a Limited Right granted in respect of an Incentive Stock Option, the Grantee may not receive an amount in excess of the maximum amount that will enable such option to continue to qualify under the Code as an Incentive Stock Option.

(d) DETERMINATION OF AMOUNTS PAYABLE. The amounts to be paid to a Grantee pursuant to Section 10 (c) shall be determined as follows:

(i) The term “Acquisition Price per Share” as used herein shall mean, with respect to the exercise of any Limited Right by reason of an acquisition of common stock described in clause (i) of the definition of Change in Control, the greatest of (A) the highest price per share shown on the Statement on Schedule 13D or amendment thereto filed by the holder of 25% or more of the voting power of the Company that gives rise to the exercise of such Limited Right, (B) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right, or (C) the highest Fair Market Value per share of common stock during the ninety day period ending on the date the Limited Right is exercised.

(ii) The term “Acquisition Spread” as used herein shall mean an amount equal to the product computed by multiplying (A) the excess of (1) the Acquisition Price per Share over (2) the exercise or other base price of the Limited Right or, if applicable, the Option Price per share of common stock at which the related Option is exercisable, by (B) the number of shares of common stock with respect to which such Limited Right is being exercised.

(iii) The term “Merger Price per Share” as used herein shall mean, with respect to the exercise of any Limited Right by reason of stockholder approval of an agreement described in clause (i) of the definition of Corporate Transaction, the greatest of (A) the fixed or formula price for the acquisition of shares of common stock specified in such agreement, if such fixed or formula price is determinable on the date on which such Limited Right is exercised, (B) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right, (C) the highest Fair Market Value per share of common stock during the ninety-day period ending on the date on which such Limited Right is exercised.

(iv) The term “Merger Spread” as used herein shall mean an amount equal to the product. computed by multiplying (A) the excess of (1) the Merger Price per Share over (2) the exercise or other base price of the Limited Right or, if applicable, the Option Price per share of common stock at which the related Option is exercisable, by (B) the number of shares of common stock with respect to which such Limited Right is being exercised.

(v) The term “Spread” as used herein shall mean, with respect to the exercise of any Limited Right by reason of a change in the composition of the Board described in clause (ii) of the definition of Change in Control or stockholder approval of a plan or agreement described in clause (ii) of the definition of Corporate Transaction, an amount equal to the product computed by multiplying (i) the excess of (A) the greater of (1) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right or (2) the highest Fair Market Value per share of common stock during the ninety day period ending on the date the Limited Right is exercised over (B) the exercise or other base price of the Limited Right or, if applicable, the Option Price per share of common stock at which the related Option is exercisable, by (ii) the number of shares of common stock with respect to which the Limited Right is being exercised.

(e) TREATMENT OF RELATED OPTIONS AND LIMITED RIGHTS UPON EXERCISE. Upon the exercise of a Limited Right, the related Option, if any, shall cease to be exercisable to the extent of the shares of Class B Common Stock or Common Stock, as applicable, with respect to which such Limited Right is exercised but shall be considered to have been exercised to that extent for purposes of determining the number of shares of Class B Common Stock or Common Stock, as applicable, available for the grant of future awards pursuant to this Plan. Upon the exercise or termination of a related Option, if any, the Limited Right with respect to such related Option shall terminate to the extent of the shares of Class B Common Stock or Common Stock, as applicable, with respect to which the related Option was exercised or terminated.

(f) METHOD OF EXERCISE. To exercise a Limited Right, the Grantee shall (i) deliver written notice to the Company specifying the number of shares of Class B Common Stock or Common Stock, as applicable, with respect to which the Limited Right is being exercised, and (ii) if requested by the Committee, deliver to the Company the Agreement evidencing the Limited Rights being exercised and, if applicable, the Option Agreement evidencing the related Option; the Company shall endorse thereon a notation of such exercise and return such Agreements to the Grantee. The date of exercise of a Limited Right that is validly exercised shall be deemed to be the date on which there shall have been delivered the instruments referred to in the first sentence of this paragraph (f).

11. Restricted Stock.

The Committee may award shares of Restricted Stock to any eligible employee, director or consultant of the Company or of any Subsidiary. Each award of Restricted Stock under the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

(a) NUMBER OF SHARES. Each Agreement shall state the number of shares of Restricted Stock to be subject to an award.

(b) RESTRICTIONS. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the “Restricted Period”). The Committee may also impose such additional or alternative restrictions and conditions on the shares as it deems appropriate including, but not limited to, the satisfaction of performance criteria. Such performance criteria may include sales, earnings before interest and taxes, return on investment, earnings per share, any combination of the foregoing or rate of growth of any of the foregoing, as determined by the Committee. The Company may, at its option, maintain issued shares in book entry form. Certificates, if any, for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, any such certificates shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of such award.

(c) FORFEITURE. Subject to such exceptions as may be determined by the Committee, if the Grantee’s Continuous Service with the Company or any Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions (after taking into account the provisions of Subsection (e) of this Section 11) shall thereupon be forfeited by the Grantee and transferred to, and retired by, the Company without cost to the Company or such Subsidiary, and such shares shall become available for subsequent grants of awards under the Plan, unless otherwise determined by the Committee.

(d) OWNERSHIP. During the Restricted Period, the Grantee shall possess all incidents of ownership of such shares, subject to Subsection (b) of this Section 11, including the right to receive dividends with respect to such shares and to vote such shares.

(e) ACCELERATED LAPSE OF RESTRICTIONS. Upon the occurrence of any of the events specified in Section 13 of the Plan (and subject to the conditions set forth therein), all restrictions then outstanding on any shares of Restricted Stock awarded under the Plan shall lapse as of the applicable date set forth in Section 13. The Committee shall have the authority (and the Agreement may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

11A. Deferred Stock Units.

The Committee may award Deferred Stock Units to any outside director, eligible employee or consultant of the Company or of any Subsidiary. Each award of Deferred Stock Units under the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

(a) NUMBER OF SHARES. Each Agreement for Deferred Stock Units shall state the number of shares of Class B Common Stock or Common Stock, as applicable, to be subject to an award.

(b) RESTRICTIONS. Deferred Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, until shares of Class B Common Stock or Common Stock, as applicable, are payable with respect to an award. The Committee may impose such vesting restrictions and conditions on the payment of shares as it deems appropriate including the satisfaction of performance criteria. Such performance criteria may include sales, earnings before interest and taxes, return on investment, earnings per share, any combination of the foregoing or rate of growth of any of the foregoing, as determined by the Committee.

(c) FORFEITURE. Subject to such exceptions as may be determined by the Committee, if the Grantee’s Continuous Service with the Company or any Subsidiary shall terminate for any reason prior to the Grantee becoming fully vested in the award, then the Grantee’s rights under any unvested Deferred Stock Units shall be forfeited without cost to the Company or such Subsidiary.

(d) OWNERSHIP. Until shares are delivered with respect to Deferred Stock Units, the Grantee shall not possess any incidents of ownership of such shares, including the right to receive dividends with respect to such shares and to vote such shares.

(e) ACCELERATED LAPSE OF RESTRICTIONS. Upon the occurrence of any of the events specified in Section 13 of the Plan (and subject to the conditions set forth therein), all restrictions then outstanding on any Deferred Stock Units awarded under the Plan shall lapse as of the applicable date set forth in Section 13. The Committee shall have the authority (and the Agreement may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of any restricted period with respect to any or all of the shares of Deferred Stock Units awarded on such terms and conditions as the Committee shall deem appropriate.

12. Effect of Certain Changes.

(a) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any extraordinary dividend, stock dividend, recapitalization, merger, consolidation, stock split, warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, the Committee shall equitably adjust (i) the maximum number of Options or shares of Restricted Stock that may be awarded to a Grantee in any calendar year (as provided in Section 5 hereof), (ii) the number of shares of Class B Common Stock or Common Stock, as applicable, available for awards under the Plan, (iii) the number and/or kind of shares covered by outstanding awards and (iv) the price per share of Options or the applicable market value of Stock Appreciation Rights or Limited Rights, in each such case so as to reflect such event and preserve the value of such awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

(b) CHANGE IN CLASS B COMMON STOCK OR COMMON STOCK. In the event of a change in the Class B Common Stock or Common Stock as presently constituted that is limited to a change of all of its authorized shares of Class B Common Stock or Common Stock, as applicable, into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Class B Common Stock or Common Stock, as applicable, within the meaning of the Plan.

13. Corporate Transaction; Change in Control; Related Entity Disposition.

(a) CORPORATE TRANSACTION. In the event of a Corporate Transaction, each award which is at the time outstanding under the Plan shall automatically become fully vested and exercisable and, in the case of an award of Restricted Stock or an award of Deferred Stock Units, shall be released from any restrictions on transfer (except with regard to the Insider Trading Policy and such other agreements between the Grantee and the Company) and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction. Effective upon the consummation of the Corporate Transaction, all outstanding awards of Options, Stock Appreciation Rights and Limited Rights under the Plan shall terminate, unless otherwise determined by the Committee. However, all such awards shall not terminate if the awards are, in connection with the Corporate Transaction, assumed by the successor corporation or Parent thereof.

(b) CHANGE IN CONTROL. In the event of a Change in Control (other than a Change in Control which is also a Corporate Transaction), each award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and, in the case of an award of Restricted Stock or an award of Deferred Stock Units, shall be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Change in Control.

(c) RELATED ENTITY DISPOSITION. The Continuous Service of each Grantee (who is primarily engaged in service to a Related Entity at the time it is involved in a Related Entity Disposition) shall terminate effective upon the consummation of such Related Entity Disposition, and each outstanding award of such Grantee under the Plan shall become fully vested and exercisable and, in the case of an award of Restricted Stock or an award of Deferred Stock Units, shall be released from any restrictions on transfer (except with regard to the Insider Trading Policy and such other agreements between the Grantee and the Company). Unless otherwise determined by the Committee, the Continuous Service of a Grantee shall not be deemed to terminate (and each outstanding award of such Grantee under the Plan shall not become fully vested and exercisable and, in the case of an award of Restricted Stock or an award of Deferred Stock Units, shall not be released from any restrictions on transfer) if (i) a Related Entity Disposition involves the spin-off of a Related Entity, for so long as such Grantee continues to remain in the service of such entity that constituted the Related Entity immediately prior to the consummation of such Related Entity Disposition (“SpinCo”) in any capacity of officer, employee, director or consultant or (ii) an outstanding award is assumed by the surviving corporation (whether SpinCo or otherwise) or its parent entity in connection with a Related Entity Disposition.

(d) SUBSTITUTE AWARDS. The Committee may grant awards under the Plan in substitution of stock-based incentive awards held by employees, consultants or directors of another entity who become employees, consultants or directors of the Company or any Subsidiary by reason of a merger or consolidation of such entity with the Company or any Subsidiary, or the acquisition by the Company or a Subsidiary of property or equity of such entity, upon such terms and conditions as the Committee may determine, and such awards shall not count against the share limitation set forth in Section 5 of the Plan.

14. Non-Employee Director Restricted Stock.

The provisions of this Section 14 shall apply only to certain grants of Restricted Stock to Non-Employee Directors, as provided below. Except as set forth in this Section 14, the other provisions of the Plan shall apply to grants of Restricted Stock to Non-Employee Directors to the extent not inconsistent with this Section. For purposes of interpreting Section 6 of the Plan and this Section 14, a Non-Employee Director’s service as a member of the Board or the board of directors of any Subsidiary shall be deemed to be employment with the Company.

(a) GENERAL. Non-Employee Directors shall receive Restricted Stock in accordance with this Section 14. Restricted Stock granted pursuant to this Section 14 shall be subject to the terms of such section and shall not be subject to discretionary acceleration of vesting by the Committee. Unless determined otherwise by the Committee, Non-Employee Directors shall not receive separate and additional grants hereunder for being a Non-Employee Director of (i) the Company and a Subsidiary or (ii) more than one Subsidiary.

(b) INITIAL GRANTS OF RESTRICTED STOCK. A Non-Employee Director who first becomes a Non-Employee Director shall receive a pro-rata amount (based on projected quarters of service to the following Non-Employee Director Grant Date) of a Non-Employee Director Annual Grant on his date of appointment as a Non-Employee Director. Also, a Non-Employee Director who first becomes a member of one or more committees of the Board shall receive a pro-rata amount (based on projected quarters of service to the following Non-Employee Director Grant Date) of a Non-Employee Director Annual Grant on his date of appointment to a committee (without duplication).

(c) ANNUAL GRANTS OF RESTRICTED STOCK. On each Non-Employee Director Grant Date, each Non-Employee Director shall receive a Non-Employee Director Annual Grant. Also on each

Non-Employee Director Grant Date, each Non-Employee Director who serves as a member of one or more committees of the Board as of such date shall receive an additional Non-Employee Director Annual Grant (without duplication).

(d) VESTING OF RESTRICTED STOCK. Restricted Stock granted under this Section 14 shall be fully vested on the date of grant.

15. Period During which Awards May Be Granted.

Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from September 21, 2005, the date the Board initially adopted the Plan. No awards shall be effective prior to the approval of the Plan by a majority of the Company’s stockholders.

16. Transferability of Awards.

(a) Incentive Stock Options and Stock Appreciation Rights may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee or his or her guardian or legal representative.

(b) Nonqualified Stock Options shall be transferable in the manner and to the extent acceptable to the Committee, as evidenced by a writing signed by the Company and the Grantee. Nonqualified Stock Options (together with any Stock Appreciation Rights or Limited Rights related thereto) shall be transferable by a Grantee as a gift to the Grantee’s “family members” (as defined in Form S-8) under such terms and conditions as may be established by the Committee; provided that the Grantee receives no consideration for the transfer. Notwithstanding the transfer by a Grantee of a Nonqualified Stock Option, the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer (including, without limitation, the Insider Trading Policy) and the Grantee will continue to remain subject to the withholding tax requirements set forth in Section 17 hereof.

(c) The terms of any award granted under the Plan, including the transferability of any such award, shall be binding upon the executors, administrators, heirs and successors of the Grantee.

(d) Restricted Stock shall remain subject to the Insider Trading Policy after the expiration of the Restricted Period. Deferred Stock Units shall remain subject to the Insider Trading Policy after payment thereof.

17. Agreement by Grantee regarding Withholding Taxes.

If the Committee shall so require, as a condition of exercise of an Option, Stock Appreciation Right or Limited Right, the expiration of a Restricted Period or payment of a Deferred Stock Unit (each, a “Tax Event”), each Grantee shall agree that no later than the date of the Tax Event, the Grantee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the Tax Event. Unless determined otherwise by the Committee, a Grantee shall permit, to the extent permitted or required by law, the Company to withhold federal, state and local taxes of any kind required by law to be withheld upon the Tax Event from any payment of any kind due to the Grantee. Unless otherwise determined by the Committee, any such above-described withholding obligation may, in the discretion of the Company, be satisfied by the withholding by the Company or delivery to the Company of Class B Common Stock or Common Stock, as applicable.

18. Rights as a Stockholder.

Except as provided in Section 11(d) of the Plan, a Grantee or a transferee of an award shall have no rights as a stockholder with respect to any shares covered by the award until the date of the issuance of such shares to him or her. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such shares are issued, except as provided in Section 12(a) of the Plan.

19. No Rights to Employment; Forfeiture of Gains.

Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue as a director of, in the employ of, or in a consultant relationship with, the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee’s employment or consulting relationship. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues to be employed by, or in a consultant relationship with, or a director of the Company or any Subsidiary. The Agreement for any award under the Plan may require the Grantee to pay to the Company any financial gain realized from the prior exercise, vesting or payment of the award in the event that the Grantee engages in conduct that violates any non-compete, non-solicitation or non-disclosure obligation of the Grantee under any agreement with the Company or any Subsidiary, including, without limitation, any such obligations provided in the Agreement.

20. Beneficiary.

A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee’s estate shall be deemed to be the Grantee’s beneficiary.

21. Authorized Share Approval; Amendment and Termination of the Plan.

(a) AUTHORIZED SHARE APPROVAL. The Plan initially became effective when adopted by the Board on September 21, 2005 and shall terminate on the tenth anniversary of such date. The Plan was ratified by the Company’s stockholders on December 15, 2005, with 2,500,000 shares of Class B Common Stock authorized for awards under the Plan. The Board amended the Plan on September 27, 2006 to, among other things, increase the amount of shares authorized for award under the Plan to 4,000,000 shares of Class B Common Stock. The Company’s stockholders ratified such amendment to the Plan on December 14, 2006. The Board further amended the Plan on October 29, 2007 to increase the amount of shares authorized for award under the Plan to 5,500,000 shares of Class B Common Stock. The Company’s stockholders ratified such amendment to the Plan on December 18, 2007.

(b) AMENDMENT AND TERMINATION OF THE PLAN. The Board, or the Committee if so delegated by the Board, at any time and from time to time may suspend, terminate, modify or amend the Plan; however, unless otherwise determined by the Board, or the Committee if applicable, an amendment that requires stockholder approval in order for the Plan to continue to comply with any law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Except as provided in Section 13(a) of the Plan, no suspension, termination, modification or amendment of the Plan may adversely affect any award previously granted, unless the written consent of the Grantee is obtained.

22. Governing Law.

The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

ANNUAL MEETING OF STOCKHOLDERS OF

IDT CORPORATION

December 18, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN

1. Election of Directors: ☐ FOR ALL NOMINEES	NOMINEES: ☐ Eric Cosentino ☐ James A. Courter ☐ Howard S. Jonas ☐ James R. Mellor ☐ Judah Schorr

2.      Approval of an amendment to the IDT Corporation 2005 Stock Option and Incentive Plan that will increase the number of shares of the Company’s Class B Common Stock available for the grant of awards thereunder by an additional 1,500,000 shares.

				☐	☐	☐
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES			3. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the FiscalYear ending July 31, 2008.	☐	☐	☐
☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and mark the box next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

Signature of Stockholder	Date: , 2007	Signature of Stockholder	Date: , 2007

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Electronic Distribution

If you would like to receive future IDT CORPORATION proxy statements and annual reports electronically, please visit www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

IDT CORPORATION

520 Broad Street, Newark, New Jersey 07102

(973) 438-1000

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 18, 2007

The undersigned appoints Howard S. Jonas and James A. Courter, or either one of them, as the proxy of the undersigned with full power of substitution to attend and vote at the Annual Meeting of Stockholders (the “Annual Meeting”) of IDT Corporation to be held at the offices of IDT Corporation at 520 Broad Street, Newark, New Jersey on December 18, 2007 at 10:30 a.m., and any adjournment or postponement of the Annual Meeting, according to the number of votes the undersigned would be entitled to cast if personally present, for or against any proposal, including the election of members of the Board of Directors, and any and all other business that may come before the Annual Meeting, except as otherwise indicated on the reverse side of this card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND FOR PROPOSAL 3.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF

IDT CORPORATION

December 18, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -	COMPANY NUMBER

TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.	ACCOUNT NUMBER

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com until 11:59 PM Eastern Time the day before the cut-off or meeting date.

¯ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN

1. Election of Directors: ☐ FOR ALL NOMINEES	NOMINEES: ☐ Eric Cosentino ☐ James A. Courter ☐ Howard S. Jonas ☐ James R. Mellor ☐ Judah Schorr

2.      Approval of an amendment to the IDT Corporation 2005 Stock Option and Incentive Plan that will increase the number of shares of the Company’s Class B Common Stock available for the grant of awards thereunder by an additional 1,500,000 shares.

				☐	☐	☐
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES			3. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Fiscal Year ending July 31, 2008.	☐	☐	☐
☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and mark the box next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

Signature of Stockholder	Date: , 2007	Signature of Stockholder	Date: , 2007

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.